                                                                    EXHIBIT 10.1

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                               DEAN FOODS COMPANY,
                                  as Borrower,

                   CERTAIN OF THE DOMESTIC SUBSIDIARIES OF THE
                   BORROWER FROM TIME TO TIME PARTIES HERETO,
                                 as Guarantors,

                           THE LENDERS PARTIES HERETO,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Administrative Agent,

                                       and

                                  BANK ONE, NA,
                              as Syndication Agent

                                       and

                             BANK OF AMERICA, N.A.,
                       HARRIS TRUST AND SAVINGS BANK, AND
                                 SUNTRUST BANK,
                           each as Documentation Agent

                          WACHOVIA CAPITAL MARKETS, LLC

                                       and

                          J.P. MORGAN SECURITIES INC.,
                  as Co-Lead Arrangers and Joint Book Runners

                           Dated as of August 13, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
ARTICLE I DEFINITIONS................................................................................       2

    Section 1.1 Defined Terms........................................................................       2
    Section 1.2 Other Definitional Provisions........................................................      34
    Section 1.3 Accounting Terms.....................................................................      34

ARTICLE II THE LOANS; AMOUNT AND TERMS...............................................................      34

    Section 2.1 Revolving-1 Loans....................................................................      34
    Section 2.2 Swingline Loan Subfacility...........................................................      37
    Section 2.3 Letter of Credit Subfacility.........................................................      39
    Section 2.4 Tranche A-1 Term Loan Facility.......................................................      44
    Section 2.5 [Reserved.]..........................................................................      46
    Section 2.6 Incremental Term Loan Facility.......................................................      46
    Section 2.7 Fees.................................................................................      48
    Section 2.8 Reduction of the Revolving-1 Commitments.............................................      49
    Section 2.9 Prepayments..........................................................................      50
    Section 2.10 Minimum Borrowing Amounts and Principal Amounts of Tranches.........................      52
    Section 2.11 Interest; Interest Payment Dates....................................................      52
    Section 2.12 Conversion Options..................................................................      53
    Section 2.13 Computation of Interest and Fees....................................................      53
    Section 2.14 Pro Rata Treatment and Payments.....................................................      55
    Section 2.15 Non-Receipt of Funds by the Administrative Agent....................................      56
    Section 2.16 Inability to Determine Interest Rate................................................      57
    Section 2.17 Illegality..........................................................................      58
    Section 2.18 Requirements of Law.................................................................      58
    Section 2.19 Indemnity...........................................................................      60
    Section 2.20 Taxes...............................................................................      60
    Section 2.21 Indemnification; Nature of Issuing Lender's Duties..................................      62
    Section 2.22 Defaulting Lenders; Limitation on Claims............................................      64
    Section 2.23 Replacement of Lenders..............................................................      65
    Section 2.24 Alternative Currency Matters........................................................      65

ARTICLE III REPRESENTATIONS AND WARRANTIES...........................................................      68

    Section 3.1 Financial Condition..................................................................      68
    Section 3.2 No Change............................................................................      68
    Section 3.3 Corporate Existence..................................................................      68
    Section 3.4 Corporate Power; Authorization; Enforceable Obligations..............................      69
    Section 3.5 No Legal Bar; No Default.............................................................      69
    Section 3.6 No Material Litigation...............................................................      69
    Section 3.7 Government Acts......................................................................      70
    Section 3.8 Margin Regulations...................................................................      70
    Section 3.9 ERISA................................................................................      70
    Section 3.10 Environmental Matters...............................................................      70
    Section 3.11 Purpose of Loans....................................................................      71

    Section 3.12 Subsidiaries........................................................................      71
    Section 3.13 Ownership...........................................................................      72
    Section 3.14 Indebtedness........................................................................      72
    Section 3.15 Taxes...............................................................................      72
    Section 3.16 Intellectual Property...............................................................      72
    Section 3.17 Solvency............................................................................      72
    Section 3.18 Investments.........................................................................      73
    Section 3.19 Location of Collateral..............................................................      73
    Section 3.20 No Burdensome Restrictions..........................................................      73
    Section 3.21 Brokers' Fees.......................................................................      73
    Section 3.22 Labor Matters.......................................................................      73
    Section 3.23 Security Documents..................................................................      73
    Section 3.24 Material Contracts..................................................................      73
    Section 3.25 Accuracy and Completeness of Information............................................      73

ARTICLE IV CONDITIONS PRECEDENT......................................................................      74

    Section 4.1 Conditions to Closing Date and Initial Extensions of Credit..........................      74
    Section 4.2 Conditions to All Extensions of Credit...............................................      77

ARTICLE V AFFIRMATIVE COVENANTS......................................................................      78

    Section 5.1 Financial Statements.................................................................      78
    Section 5.2 Certificates; Other Information......................................................      79
    Section 5.3 Payment of Obligations...............................................................      80
    Section 5.4 Conduct of Business and Maintenance of Existence.....................................      80
    Section 5.5 Maintenance of Property, Insurance...................................................      80
    Section 5.6 Inspection of Property; Books and Records; Discussions...............................      81
    Section 5.7 Notices..............................................................................      82
    Section 5.8 Environmental Laws...................................................................      83
    Section 5.9 Financial Covenants..................................................................      84
    Section 5.10 Obligations Regarding Subsidiaries; Additional Credit Parties; Pledged Assets.......      84
    Section 5.11 Compliance with Law.................................................................      86
    Section 5.12 Amendments, Modifications...........................................................      86
    Section 5.13 Further Assurances..................................................................      86

ARTICLE VI NEGATIVE COVENANTS........................................................................      86

    Section 6.1 Indebtedness.........................................................................      86
    Section 6.2 Liens................................................................................      87
    Section 6.3 Nature of Business...................................................................      87
    Section 6.4 Consolidation, Merger, Sale or Purchase of Assets, etc...............................      88
    Section 6.5 Advances, Investments and Loans......................................................      89
    Section 6.6 Transactions with Affiliates.........................................................      89
    Section 6.7 Ownership of Subsidiaries; Restrictions..............................................      90
    Section 6.8 Fiscal Year; Organizational Documents; Material Contracts............................      90
    Section 6.9 Limitation on Actions................................................................      90
    Section 6.10 Restricted Payments.................................................................      91
    Section 6.11 Payments of Subordinated Debt, etc..................................................      92
    Section 6.12 Sale Leasebacks.....................................................................      92

    Section 6.13 Use of Proceeds.....................................................................      92

ARTICLE VII EVENTS OF DEFAULT........................................................................      92

    Section 7.1 Events of Default....................................................................      92
    Section 7.2 Acceleration; Remedies...............................................................      95
    Section 7.3 Judgment Currency....................................................................      95

ARTICLE VIII THE AGENT...............................................................................      96

    Section 8.1 Appointment..........................................................................      96
    Section 8.2 Delegation of Duties.................................................................      96
    Section 8.3 Exculpatory Provisions...............................................................      96
    Section 8.4 Reliance by Administrative Agent.....................................................      97
    Section 8.5 Notice of Default....................................................................      97
    Section 8.6 Non-Reliance on Administrative Agent and Other Lenders...............................      97
    Section 8.7 Indemnification......................................................................      98
    Section 8.8 Administrative Agent in Its Individual Capacity......................................      98
    Section 8.9 Successor Administrative Agent.......................................................      99
    Section 8.10 Responsibility of other Agents......................................................      99
    Section 8.11 Collateral and Guaranty Matters.....................................................      99

ARTICLE IX MISCELLANEOUS.............................................................................     100

    Section 9.1 Amendments, Waivers and Consents.....................................................     100
    Section 9.2 Notices..............................................................................     101
    Section 9.3 No Waiver; Cumulative Remedies.......................................................     102
    Section 9.4 Survival of Representations and Warranties...........................................     103
    Section 9.5 Payment of Expenses and Taxes........................................................     103
    Section 9.6 Successors and Assigns; Participations; Purchasing Lenders...........................     103
    Section 9.7 Adjustments; Set-off.................................................................     106
    Section 9.8 Table of Contents and Section Headings...............................................     108
    Section 9.9 Counterparts.........................................................................     108
    Section 9.10 Effectiveness.......................................................................     108
    Section 9.11 Severability........................................................................     108
    Section 9.12 Integration.........................................................................     108
    Section 9.13 Governing Law.......................................................................     108
    Section 9.14 Consent to Jurisdiction and Service of Process......................................     108
    Section 9.15 Confidentiality.....................................................................     109
    Section 9.16 Acknowledgments.....................................................................     110
    Section 9.17 Approvals and Acknowledgements......................................................     110
    Section 9.18 Waivers of Jury Trial...............................................................     111
    Section 9.19 Patriot Act.........................................................................     111

ARTICLE X GUARANTY...................................................................................     111

    Section 10.1 The Guaranty........................................................................     111
    Section 10.2 Bankruptcy..........................................................................     112
    Section 10.3 Nature of Liability.................................................................     112
    Section 10.4 Independent Obligation..............................................................     112
    Section 10.5 Authorization.......................................................................     113
    Section 10.6 Reliance............................................................................     113

    Section 10.7 Waiver..............................................................................     113
    Section 10.8 Limitation on Enforcement...........................................................     114
    Section 10.9 Confirmation of Payment.............................................................     114
    Section 10.10 Agreements for Contribution........................................................     115
    Section 10.11 Reinstatement......................................................................     115

SCHEDULES

Schedule 1.1(a)            Account Designation Letter
Schedule 1.1(b)            Investments
Schedule 1.1(c)            Liens
Schedule 1.1(d)            Mandatory Cost Formulae
Schedule 1.1(e)            Existing Letters of Credit
Schedule 1.1(f)            Form of Master Amendment and Reaffirmation Agreement
Schedule 2.1(b)(i)         Form of Notice of Borrowing
Schedule 2.1(d)            Form of Revolving-1 Note
Schedule 2.2(d)            Form of Swingline Note
Schedule 2.4(c)            Form of Tranche A-1 Term Note
Schedule 2.6(c)            Form of Incremental Term Note
Schedule 2.12              Form of Notice of Conversion/Extension
Schedule 2.20              2.20 Certificate
Schedule 3.1               Material Contingencies Not Otherwise Shown on
                           Financial Statements
Schedule 3.6               Litigation
Schedule 3.12              Subsidiaries
Schedule 3.16              Intellectual Property
Schedule 3.19              Real Property Owned by Borrower and its Restricted
                           Subsidiaries
Schedule 3.22              Labor Matters
Schedule 3.24              Material Contracts
Schedule 4.1(b)            Form of Secretary's Certificate
Schedule 4.1(h)            Form of Solvency Certificate
Schedule 5.5(b)            Insurance
Schedule 5.10              Form of Joinder Agreement
Schedule 6.1(b)            Indebtedness
Schedule 9.2               Lenders' Lending Offices
Schedule 9.6(c)            Form of Commitment Transfer Supplement

      AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 13, 2004, among DEAN FOODS COMPANY, a Delaware corporation (the "Borrower"), those Domestic Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively, the "Guarantors" and individually, a "Guarantor"), the several banks and other financial institutions as may from time to time become parties to this Agreement (collectively, the "Lenders"; and individually, a "Lender"), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), BANK ONE, NA, a national banking association, as syndication agent for the Lenders hereunder (in such capacity, the "Syndication Agent") and BANK OF AMERICA, N.A., HARRIS TRUST AND SAVINGS BANK and SUNTRUST BANK, each as documentation agent for the Lenders hereunder.

                              W I T N E S S E T H:

      WHEREAS, the Borrower, certain financial institutions, the Administrative Agent and the Syndication Agent executed and delivered that certain Credit Agreement dated as of July 31, 2001 (as amended, restated or otherwise modified prior to the date hereof, the "Existing Credit Agreement").

      WHEREAS, the Borrower, the Guarantors, the Lenders, the Administrative Agent and the Syndication Agent now desire to amend and restate the provisions of the Existing Credit Agreement to extend the maturity date and make certain other modifications and amendments as more particularly described herein.

      WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Borrower and the other credit parties outstanding thereunder.

      WHEREAS, it is also the intent of the Borrower and the Guarantors to confirm that all obligations under the "Credit Documents" (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified by the Credit Documents (as referred to and defined herein) and that, from and after the Closing Date, all references to the "Credit Agreement" contained in any such existing "Credit Documents" shall be deemed to refer to this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1 DEFINED TERMS.

      As used in this Agreement, terms defined in the preamble and recitals to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

      "Account Designation Letter" shall mean the Notice of Account Designation Letter dated as of the Closing Date from the Borrower to the Administrative Agent substantially in the form attached hereto as Schedule 1.1(a).

      "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

      "Administrative Agent" shall have the meaning set forth in the preamble to this Agreement and any successors in such capacity.

      "Administrative Agent's Correspondent" shall mean Wachovia Bank, National Association, London Branch, or any other financial institution designated by the Administrative Agent to act as its correspondent hereunder with respect to the distribution and payment of Alternative Currency Loans.

      "Affiliate" shall mean as to any Person, any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns directly or indirectly securities having ten percent (10%) or more of the voting power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries, and (b) none of the Restricted Subsidiaries of the Borrower shall be considered Affiliates. For purposes hereof, all Unrestricted Subsidiaries shall be considered Affiliates of the Borrower and its Restricted Subsidiaries.

      "Agents" shall mean a collective reference to the Administrative Agent and the Syndication Agent.

      "Agreement" shall mean this Credit Agreement, as amended, modified, supplemented or restated from time to time in accordance with its terms.

      "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent at its principal office as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

      "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

      "Alternative Currency" shall mean (a) euro and (b) with the prior written consent of each Lender with a Multi-currency Revolving-1 Subcommitment, any other lawful currency (other than Dollars); provided that such currency is freely transferable and convertible into Dollars and freely available to each Lender with a Multi-currency Revolving-1 Subcommitment in the London interbank deposit market.

      "Alternative Currency Amount" shall mean, with respect to each Alternative Currency Loan, the amount of such Alternative Currency which is equivalent to the principal amount in Dollars of such Loan at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at approximately 11:00 a.m. (Charlotte time) two (2) Business Days before such Loan is issued or extended (or to be issued or extended). When used with respect to any other sum expressed in Dollars, "Alternative Currency Amount" shall mean the amount of such Alternative Currency which is equivalent to the amount so expressed in Dollars at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at the relevant time.

      "Alternative Currency Loan" shall mean any Multi-currency Revolving-1 Loan denominated in an Alternative Currency.

      "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable level (the "Level") then in effect, determined on the basis of the Borrower's debt rating for senior secured long-term debt (the "Debt Rating") as determined by S&P and Moody's, it being understood that the Applicable Percentage for (a) Revolving-1 Loans and Tranche A-1 Term Loans which are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin for Revolving-1 Loans and Tranche A-1 Term Loans", (b) Revolving-1 Loans and Tranche A-1 Term Loans which are LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Margin for Revolving-1 Loans, Tranche A-1 Term Loans and Letter of Credit Fee", (c) the Letter of Credit Fee shall be the percentage set forth under the column "LIBOR Rate Margin for Revolving-1 Loans, Tranche A-1 Term Loans and Letter of Credit Fee" and (d) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":

                                  LIBOR Rate           Alternate
                                   Margin for          Base Rate
                              Revolving-1 Loans,      Margin for
                                   Tranche         Revolving-1 Loans
        Debt Rating (S&P /    A-1 Term Loans and     and Tranche
Level        Moody's)        Letter of Credit Fee   A-1 Term Loans    Commitment Fee
-----  --------------------  --------------------  -----------------  --------------
 I     BBB / Baa2 or higher         0.750%                 0.000%          0.250%
 II        BBB- / Baa3              1.000%                 0.000%          0.300%
 III        BB+ / Ba1               1.250%                 0.000%          0.375%
 IV         BB / Ba2                1.625%                 0.375%          0.375%
 V      BB- / Ba3 or lower          1.875%                 0.625%          0.375%

provided, that if (i) only one of S&P or Moody's shall have in effect a Debt Rating, then such Debt Rating shall be utilized to determine the Level; and (ii) neither S&P and Moody's shall have in effect a Debt Rating, then such Debt Rating shall be deemed to be Level V. In the event that the corresponding Debt Ratings publicly announced by S&P and Moody's listed above differ, the Applicable Percentage shall be that Level which corresponds to the Debt Rating which is one rating immediately below the higher of the two announced Debt Ratings. Any change in the Applicable Percentage shall be effective as of the Business Day on which the increase or decrease, as applicable, in the applicable Debt Rating is announced or is made publicly available. If the rating system of S&P and Moody's shall change, or if both of such rating agencies shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the Debt Rating most recently in effect prior to such change or cessation.

The initial Applicable Percentage shall be determined based upon the Debt Rating in effect on the Closing Date. Thereafter, each change in the Applicable Percentage shall be effective as of the Business Day on which the change in the applicable Debt Rating is announced or is made publicly available.

With respect to each LIBOR Rate Loan denominated in an Alternative Currency, the Applicable Percentage shall be increased by an amount equal to the applicable Mandatory Cost, as determined pursuant to the relevant formula set forth on
Schedule 1.1(d).

      "Approved Fund" shall mean, with respect to any Lender under any of the Term Loans, a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Arrangers" shall mean a collective reference to WCM and JPMS and "Arranger" shall mean either of them.

      "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Restricted Subsidiary) of any Credit Party or any Restricted Subsidiary whether by sale, lease, transfer or otherwise; provided, however, the term "Asset Disposition" shall not include
(i) Specified Sales, (ii) the sale, lease or transfer of assets permitted by
Section 6.4(c)(iii) or (iv), or (iii) any Equity Issuance.

      "Attributed Principal Amount" shall mean, on any day, with respect to any Permitted Receivables Financing entered into by any Credit Party, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date under such Permitted Receivables Financing, minus the aggregate amount received by the applicable Receivables Financier and applied to the reduction of the Invested Amount under such Permitted Receivables Financing.

      "Bank One" shall mean Bank One, NA and its successors and assigns.

      "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

      "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

      "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

      "Business" shall have the meaning set forth in Section 3.10.

      "Business Day" shall mean a day

            (a) other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close;

            (b) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such LIBOR Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan, on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

            (c) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in euros, any fundings, disbursements, settlements and payments in euros in respect of any such LIBOR Rate Loan, or any other dealings in euro to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan, which is a TARGET Day;

            (d) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in a currency other than Dollars or euros, on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

            (e) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or euro in respect of a LIBOR Rate Loan denominated in a currency other than Dollars or euro, or any other dealings in any currency other than Dollars or euro to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan (other than any interest rate settings), on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

      "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

      "Capital Lease Obligations" shall mean the aggregate principal component of capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

      "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Captive Insurance Company" shall mean any Subsidiary of the Borrower that is organized and subject to regulation as an insurance company, or the principal purpose of which is to procure insurance for the benefit of the Borrower and/or its Restricted Subsidiaries.

      "Cash Equivalents" shall mean (i) securities issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than one (1) year from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any commercial paper or variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within nine (9) months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's having maturities of not more than one (1) year from the date of acquisition thereof, and (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's.

      "Change of Control" shall mean (a) any Person or two or more Persons acting in concert (other than Mr. Gregg L. Engles or any other director or officer of the Borrower as of the Closing Date), shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing twenty-five percent (25%) or more of the combined voting power of all Voting Stock of the Borrower, or (b) during any period of up to twenty-five
(25) consecutive months, commencing after the Closing Date, individuals who at the beginning of such twenty-five (25) month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934.

      "Closing Date" shall mean the date of this Agreement.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents.

      "Commitment" shall mean the Revolving-1 Commitment, the LOC Commitment, the Swingline Commitment, the Tranche A-1 Term Loan Commitment and the Incremental Term Loan Commitments, individually or collectively, as appropriate.

      "Commitment Fee" shall have the meaning set forth in Section 2.7(a).

      "Commitment Percentage" shall mean the Dollar Revolving-1 Commitment Percentage, the Multi-currency Revolving-1 Commitment Percentage, the Tranche A-1 Term Loan Commitment Percentage and/or the Incremental Term Loan Commitment Percentage, as appropriate.

      "Commitment Period" shall mean the period from and including the Closing Date to but not including the Revolving-1 Commitment Termination Date.

      "Commitment Transfer Supplement" shall mean a Commitment Transfer Supplement, substantially in the form of Schedule 9.6(c).

      "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

      "Compliance Certificate" shall mean the officer's certificate delivered pursuant to Section 5.2(c).

      "Consolidated Capital Expenditures" shall mean for any period, all expenditures of the Borrower and its Restricted Subsidiaries on a consolidated basis for such period which in accordance with GAAP would be classified as capital expenditures, including without limitation, Capital Lease Obligations.

      "Consolidated EBITDA" shall mean, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for
(A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes, (C) depreciation, amortization expense and other noncash charges, (D) pro forma cost savings add-backs resulting from non-recurring charges related to acquisitions to the extent permitted hereunder, as permitted pursuant to Regulation S-X of the Securities Exchange Act of 1934 or as approved by the Agents, and (E) other adjustments to Consolidated EBITDA reasonably acceptable to the Agents. Except as otherwise provided herein, the applicable period shall be for the four (4) consecutive quarters ending as of the date of computation.

      "Consolidated Interest Expense" shall mean, for any period, all interest expense of the Borrower and its Restricted Subsidiaries, including the interest component under Capital Leases and the implied interest component under Permitted Receivables Financings, plus net amounts payable (or minus net amounts receivable) under Hedging Agreements, minus interest income for such period, in each case as determined in accordance with GAAP. Except as otherwise provided herein, the applicable period shall be for the four (4) consecutive quarters ending as of the date of computation.

      "Consolidated Net Income" shall mean, for any period, net income (excluding extraordinary items) after taxes for such period of the Borrower and its Restricted Subsidiaries on a consolidated basis, as determined in accordance with GAAP, including net income attributable to Permitted Acquisitions after giving effect to such Permitted Acquisitions on a Pro Forma Basis. Except as otherwise provided herein, the applicable period shall be for the four (4) consecutive quarters ending as of the date of computation.

      "Contingent Subordinated Obligation" shall mean the contingent subordinated obligation described on Schedule 6.1(b).

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

      "Credit Documents" shall mean this Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, the LOC Documents, each Incremental Term Loan Agreement and the Security Documents.

      "Credit Party" shall mean any of the Borrower or the Guarantors.

      "Credit Party Obligations" shall mean, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including each relevant Issuing Lender) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy
Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party or any of its Restricted Subsidiaries under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender (or an Affiliate of any such Lender) hereunder at the time such Hedging Agreement is executed or becomes a Lender (or an Affiliate of a Person that becomes a Lender) at any time after such Hedging Agreement was executed (all such liabilities and obligations with respect to any such Hedging Agreement, "Hedging Obligations").

      "Dean Holding Company" means Dean Holding Company, a Delaware corporation.

      "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Restricted Subsidiaries (excluding, for purposes hereof, any Equity Issuance or any Indebtedness of the Borrower and its Restricted Subsidiaries permitted to be incurred pursuant to Section 6.1 (other than Indebtedness permitted to be incurred pursuant to Section 6.1(i))).

      "Default" shall mean the occurrence of any of the events specified in
Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

      "Defaulting Lender" shall mean, at any time, any Lender that, at such time
(a) has failed to make a Loan required pursuant to the terms of this Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any other Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or
(c) has been deemed insolvent by its principal regulator or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

      "Dollar Amount" shall mean (a) with respect to each Loan made or continued in Dollars, the principal amount thereof and (b) with respect to each Loan made or continued in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Loan, at the most favorable spot exchange rate determined by the Administrative Agent at approximately 11:00 a.m. (the time of the Administrative Agent's Correspondent) two (2) Business Days before such Loan is made or continued (or to be made or continued). When used with respect to any other sum expressed in an Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the amount so expressed in such Alternative Currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it at the relevant time.

      "Dollar Letter of Credit" shall mean each Letter of Credit issued under the Dollar Revolving-1 Committed Amount pursuant to Section 2.3(a).

      "Dollar LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Dollar Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Dollar Letters of Credit plus
(ii) the aggregate amount of all drawings under Dollar Letters of Credit honored by the relevant Issuing Lender but not theretofore reimbursed.

      "Dollar Revolving-1 Commitment Percentage" shall mean, for each Lender, the percentage identified as its Dollar Revolving-1 Commitment Percentage on the Register, as such percentage may be modified from time to time in accordance with the provisions hereof.

      "Dollar Revolving-1 Committed Amount" shall mean the sum of the Dollar Revolving-1 Subcommitments. As of the Closing Date, the Dollar Revolving-1 Committed Amount shall be One Billion Dollars ($1,000,000,000), as such amount may be modified from time in accordance with the provisions hereof.

      "Dollar Revolving-1 Loans" shall have the meaning set forth in Section 2.1(a)(i).

      "Dollar Revolving-1 Subcommitment" shall mean, with respect to each Lender, the amount of such Lender's Revolving-1 Commitment available for Dollar Revolving-1 Loans in an aggregate principal amount at any time outstanding up to such Lender's Dollar Revolving-1

Subcommitment as specified in the Register, as such amount may be modified from time to time in accordance with the provisions hereof.

      "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

      "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

      "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

      "EMU" shall mean economic and monetary union as contemplated in the Treaty on European Union.

      "EMU Legislation" shall mean legislative measures of the Council of European Union for the introduction of, change over to or operation of the euro.

      "Environmental Claim" shall mean, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

      "Environmental Laws" shall mean any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

      "Equity Issuance" shall mean any issuance by the Borrower or any of its Restricted Subsidiaries to any Person which is not the Borrower or a Subsidiary of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options (excluding for purposes hereof the issuance of Capital Stock pursuant to the exercise of stock options held by directors, officers or other employees or former employees of the Credit Parties or personal representatives or heirs or beneficiaries of any of them) or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which any Credit Party or any of its Subsidiaries is a member, (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any Credit Party or any of its Subsidiaries is a member and (iii) which are under common control with any Credit Party or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA.

      "euro" shall mean the single currency to which the Participating Member States of the European Union have converted.

      "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

      "Event of Default" shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

      "Excluded Collateral" shall mean the collective reference to (a) the Capital Stock, and any assets, of any Unrestricted Subsidiary, (b) all real property owned by Dean Holding Company and its Subsidiaries and (c) all Capital Stock of any Subsidiary of Dean Holding Company which owns any real property.

      "Excluded Disposition" shall mean the sale, transfer, or other disposition of (a) any motor vehicles or other equipment no longer used or useful in the business of the Borrower or any of its Restricted Subsidiaries, (b) any inventory, materials and other assets in the ordinary course of business and on ordinary business terms, (c) Permitted Investments described in clause (a) of the definition thereof and (d) an Investment Tax Credit.

      "Existing Credit Agreement" shall have the meaning set forth in the recitals of this Agreement.

      "Existing Letters of Credit" shall mean the letters of credit outstanding on the Closing Date and identified on Schedule 1.1(e).

      "Existing Tranche A-1 Term Loan" shall have the meaning set forth in
Section 2.4.

      "Existing Tranche B-1 Term Loan" shall have the meaning set forth in
Section 2.4.

      "Existing Tranche C Term Loan" shall have the meaning set forth in Section 2.4.

      "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

      "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

      "Fee Letter" shall mean the letter agreement dated June 30, 2004 addressed to the Borrower from the Administrative Agent, the Syndication Agent, Wachovia Capital Markets, LLC and Banc One Capital Markets, Inc., as amended, modified or otherwise supplemented.

      "First Tier Foreign Subsidiary" shall mean any direct Foreign Subsidiary of a Credit Party.

      "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

      "Funded Debt" shall mean, with respect to any Person, without duplication,
(a) all Indebtedness of such Person other than Indebtedness of the types referred to in clauses (e), (g), (i) and (m) of the definition of "Indebtedness" set forth in this Section 1.1, (b) all Funded Debt of others of the type referred to in clause (a) above secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (c) all Guaranty Obligations of such Person with respect to Funded Debt of the type referred to in clause (a) above of another Person and (d) Funded Debt of the type referred to in clause (a) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto. For purposes hereof, the definition of "Funded Debt" shall exclude any Indebtedness under the Contingent Subordinated Obligation until such time as the Borrower is required to make a cash payment thereunder.

      "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in
Section 5.9 to the provisions of Section 1.3.

      "Government Acts" shall have the meaning set forth in Section 2.21.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantor" shall mean any of the Domestic Subsidiaries identified as a "Guarantor" on the signature pages hereto and the Additional Credit Parties which execute a Joinder Agreement, together with their successors and permitted assigns, in each case as the same may from time to time be replaced, removed or added as a Guarantor in accordance with the terms of this Agreement.

      "Guaranty" shall mean the guaranty of the Guarantors set forth in Article
X.

      "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase assets, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

      "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCBs"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

      "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, or other interest or exchange rate hedging agreements.

      "Hedging Obligation" shall have the meaning set forth in the definition of Credit Party Obligations.

      "Incremental Term Loan" shall mean any incremental term loan made to the Borrower pursuant to Section 2.6, and "Incremental Term Loans" means all such incremental term loans collectively as the context requires.

      "Incremental Term Loan Agreement" shall mean each agreement executed pursuant to Section 2.6 by the Borrower and one or more existing Lenders or New Term Lenders not theretofore Lenders, as applicable, and acknowledged by the Administrative Agent and the Borrower, providing for an Incremental Term Loan hereunder; it being understood and agreed that any New Term Lender not theretofore a Lender shall be, as of the relevant Incremental Term Loan Effective Date, a party hereto as a Lender and have the rights and obligations of a Lender hereunder, and such agreement shall set forth the Incremental Term Loan Commitment of such Lender.

      "Incremental Term Loan Commitment" shall mean (a) as to any Lender, the obligation of such Lender to make Incremental Term Loans, as applicable, to the Borrower in an aggregate principal amount not to exceed the amount described in the relevant Incremental Term Loan Agreement and as set forth opposite such Lender's name in the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate obligations of all Lenders to make the Incremental Term Loans, as such amount may be increased, reduced or otherwise modified at any time or from time to time. The Incremental Term Loan Commitment of all Lenders as of the Closing Date shall be $0.

      "Incremental Term Loan Commitment Percentage" shall mean, for any Lender with respect to any Incremental Term Loan, the percentage identified as its Incremental Term Loan Commitment Percentage in the Register, as such percentage may be modified from time to time in accordance with the provisions hereof.

      "Incremental Term Loan Effective Date" shall mean, with respect to any Incremental Term Loan, the date, which shall be a Business Day, on or before the applicable Incremental Term Loan Maturity Date, but no earlier than thirty (30) days after the date of delivery of the applicable Incremental Term Loan Notification, on which each of the applicable Incremental Term Loan Lenders make such Incremental Term Loan to the Borrower pursuant to Section 2.6.

      "Incremental Term Loan Lenders" shall have the meaning assigned thereto in
Section 2.6(b).

      "Incremental Term Loan Maturity Date" with respect to any Incremental Term Loan, shall have the meaning set forth in the applicable Incremental Term Loan Notification, or such earlier date as payment of the remaining outstanding principal amount of such Incremental Term Loan or of all remaining outstanding Credit Party Obligations (excluding Hedging Obligations) shall be due (whether by acceleration or otherwise) in accordance with this Agreement.

      "Incremental Term Loan Note" or "Incremental Term Loan Notes" shall mean the promissory note or notes made by the Borrower in favor of a Lender evidencing the portion of the Incremental Term Loans made by such Lender, substantially in the form of Schedule 2.6(c), individually or collectively, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

      "Incremental Term Loan Notification" shall have the meaning assigned thereto in Section 2.6(a).

      "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of assets or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases,
(i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, accounts receivable securitization program, off-balance sheet loan or similar off-balance sheet financing product, including without limitation, the outstanding Attributed Principal Amount under any Permitted Receivables Financing, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

      "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

      "Insolvent" shall mean being in a condition of Insolvency.

      "Intellectual Property" has the meaning set forth in Section 3.16.

      "Intercreditor Agreement" shall mean the Fourth Amended and Restated Intercreditor Agreement dated as of August 13, 2004, by and between the Administrative Agent and Bank One, NA (Main Office Chicago) (the "Receivables Agent"), as agent under the Fourth Amended and Restated Receivables Purchase Agreement, dated as of March 30, 2004, by and among the Borrower, the Subsidiaries of the Borrower party thereto, the Receivables Agent and the financial institutions parties thereto, as amended, modified or supplemented from time to time in accordance with its terms.

      "Interest Coverage Ratio" shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis for the twelve (12) month period ending on the last day of any fiscal quarter of the Borrower, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

      "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan or Swingline Loan, the last day of each March, June, September and December, (b) as to any LIBOR Rate Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three (3) months, the day which is three (3) months after the first day of such Interest Period (and in the case of any LIBOR Rate Loan having an Interest Period of six (6), nine (9) or twelve (12) months, the day which is three (3) months after the prior Interest Payment Date) and the last day of such Interest Period.

      "Interest Period" shall mean, with respect to any LIBOR Rate Loan,

            (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one (1), two (2), three (3) or six (6) months and, to the extent available to all of the Lenders directly affected thereby, four
      (4), nine (9) or twelve (12) months thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

            (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one (1), two (2), three (3) or six (6) months and, to the extent available to all of the Lenders directly affected thereby, four
      (4), nine (9) or twelve (12) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto;

            provided that the foregoing provisions are subject to the following:

                  (A) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (B) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

                  (C) if the Borrower shall fail to give notice as provided
            above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

                  (D) no Interest Period in respect of any Loan shall otherwise extend beyond the applicable Maturity Date for such Loan and, further with regard to any Term Loan, no Interest Period shall extend beyond any principal amortization payment date unless the portion of such Term Loan consisting of Alternate Base Rate Loans together with the portion of such Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

                  (E) no more than sixteen (16) LIBOR Rate Loans may be in
            effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

      "Investment" shall mean an investment, in cash or by delivery of assets made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

      "Investment Tax Credit" shall mean an investment tax credit to which the Borrower or any of its Restricted Subsidiaries may be entitled pursuant to the Puerto Rico Agricultural Tax Incentives Act of 1995.

      "Issuing Lender" shall mean (a) with respect to any Existing Letter of Credit, the financial institutions shown on Schedule 1.1(e) as the issuer of such Letter of Credit and (b) with respect to any other Letter of Credit, (i) Wachovia or (ii) Bank One, as applicable.

      "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

      "JPMS" shall mean J.P. Morgan Securities Inc.

      "Lender" shall have the meaning set forth in the first paragraph of this Agreement.

      "Letter of Credit" shall mean any Existing Letter of Credit and any letter of credit issued by an Issuing Lender pursuant to the terms of this Agreement and the LOC Documents, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

      "Letter of Credit Fee" shall have the meaning set forth in Section 2.7(b).

      "Leverage Ratio" shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis for the twelve (12) month period ending on the last day of any fiscal quarter, the ratio of (a) Funded Debt of the Borrower and its Restricted Subsidiaries on a consolidated basis on the last day of such period, minus cash held on a consolidated basis on such day, to (b) Consolidated EBITDA for such period.

      "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in the Permitted Currency in which the applicable Loan is denominated at approximately 11:00 A.M. (London time) two
(2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in the Permitted Currency in which the applicable Loan is denominated at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, the Permitted Currency in which the applicable Loan is denominated in an amount comparable to such LIBOR Rate Loan are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

      "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

      "LIBOR Rate" shall mean:

      (a) with respect to any LIBOR Rate Loan denominated in Dollars, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                                                       LIBOR
                            LIBOR Rate = ------------------------------------
                                         1.00 - Eurodollar Reserve Percentage

      and

      (b) with respect to any LIBOR Rate Loan denominated in an Alternative Currency, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to LIBOR.

      "LIBOR Rate Loan" shall mean a Loan the rate of interest applicable to which is based on the LIBOR Rate.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

      "Loan" shall mean a Revolving-1 Loan, a Swingline Loan, the Tranche A-1 Term Loan and/or the Incremental Term Loans, as appropriate.

      "LOC Commitment" shall mean, collectively, the commitment of the Issuing Lenders to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase Participation Interests in the Letters of Credit as provided in Section 2.3(c), as such commitments may be modified from time to time in accordance with the provisions hereof.

      "LOC Committed Amount" shall have the meaning set forth in Section 2.3(a).

      "LOC Obligations" shall mean, collectively, the Dollar LOC Obligations and the Multi-currency LOC Obligations.

      "LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the relevant Issuing Lender but not theretofore reimbursed.

      "Mandatory Borrowing" shall have the meaning set forth in Section 2.2(b)(ii).

      "Mandatory Cost" shall mean the percentage rate per annum calculated by the Administrative Agent in accordance with Schedule 1.1(d).

      "Mandatory Dollar Borrowing" shall have the meaning set forth in Section 2.3(e)(i).

      "Mandatory Multi-currency Borrowing" shall have the meaning set forth in
Section 2.3(e)(ii).

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, prospects or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower and Guarantors, taken as a whole, to perform their obligations, when such obligations are required to be performed, under this Agreement or any other Credit Document or (c) the validity or enforceability of this Agreement or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

      "Material Contract" shall mean any contract or other arrangement, whether written or oral, to which the Borrower or any of its Restricted Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

      "Material Restricted Subsidiary" shall mean any Restricted Subsidiary (other than a Receivables Financing SPC) with assets of $500,000 or more; provided, however, if the aggregate assets of Restricted Subsidiaries (other than Receivables Financing SPCs) that are not Material Restricted Subsidiaries at any time exceeds $10,000,000, the Borrower shall designate one or more of such Restricted Subsidiaries as Material Restricted Subsidiaries such that, after giving effect to such designations, the aggregate assets of Restricted Subsidiaries (other than Receivables Financing SPCs) that are not Material Restricted Subsidiaries shall be less than $10,000,000.

      "Maturity Date" shall mean (i) with respect to the Tranche A-1 Term Loan, the Tranche A-1 Term Loan Maturity Date, (ii) with respect to each Incremental Term Loan, the applicable Incremental Term Loan Maturity Date, and (iii) with respect to the Revolving-1 Loans and the Swingline Loans, the Revolving-1 Commitment Termination Date.

      "Moody's" shall mean Moody's Investors Service, Inc.

      "Mortgage Documents" shall mean the mortgages, deeds of trust or deeds to secure debt, encumbering the fee interest in the properties listed in Schedule
3.19 as properties owned by the Credit Parties and designated as real property material to the operations of the Borrower and its Subsidiaries, taken as a whole (as reasonably determined by the Agents, in consultation with the Borrower), other than the Excluded Collateral, and any legal opinions, fixture filings, surveys, environmental reports and other documents delivered in connection therewith, each as may be amended, modified, restated or supplemented from time to time.

      "Multi-currency Letter of Credit" shall mean each Letter of Credit issued under the Multi-currency Revolving-1 Committed Amount pursuant to Section 2.3(a).

      "Multi-currency LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Multi-currency Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Multi-currency Letters of Credit plus (ii) the aggregate amount of all drawings under Multi-currency Letters of Credit honored by the relevant Issuing Lender but not theretofore reimbursed.

      "Multi-currency Revolving-1 Commitment Percentage" shall mean, for each Lender, the percentage identified as its Multi-currency Revolving-1 Commitment Percentage in the Register, as such percentage may be modified from time to time in accordance with the provisions hereof.

      "Multi-currency Revolving-1 Committed Amount" shall mean the sum of the Multi-currency Revolving-1 Subcommitments. As of the Closing Date, the Multi-currency Revolving-1 Committed Amount shall be Five Hundred Million Dollars ($500,000,000), as such amount may be modified from time in accordance with the provisions hereof.

      "Multi-currency Revolving-1 Loans" shall have the meaning set forth in
Section 2.1(a)(ii).

      "Multi-currency Revolving-1 Subcommitment" shall mean, with respect to each Lender, the amount of such Lender's Revolving-1 Commitment available for Multi-currency Revolving-1 Loans in an aggregate principal amount at any time outstanding up to such Lender's Multi-currency Revolving-1 Subcommitment as specified in the Register, as such amount may be modified from time to time in accordance with the provisions hereof.

      "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Cash Proceeds" shall mean the aggregate cash proceeds received by any Credit Party or any Restricted Subsidiary in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any Asset Disposition, Equity Issuance or Debt Issuance.

      "New Term Lender" shall have the meaning set forth in Section 2.6(b).

      "Note" or "Notes" shall mean the Revolving-1 Notes, the Swingline Note, the Tranche A-1 Term Notes and/or the Incremental Term Notes, collectively, separately or individually, as appropriate. Some or all of the Loans may not be evidenced by Notes, and consequently, with respect to any Lender that has made Loans not evidenced by Notes, any reference to a Revolving-1 Note, Tranche A-1 Term Note, Incremental Term Note, or Note, shall, as applicable, be deemed to be a reference to the related Credit Party Obligations that would be represented by such a Revolving-1 Note, Tranche A-1 Term Note, Incremental Term Note or Note had such Lender elected to have its Loans represented by Notes.

      "Notice of Borrowing" shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i).

      "Notice of Conversion/Extension" shall mean the written notice of extension or conversion as referenced and defined in Section 2.12.

      "Obligations" shall mean, collectively, Loans and LOC Obligations.

      "Participants" shall have the meaning set forth in Section 9.6(b).

      "Participation Interest" shall mean the purchase by a Lender of a participation interest in Swingline Loans as provided in Section 2.2(b)(ii) or in Letters of Credit as provided in Section 2.3.

      "Participating Member State" shall mean each state so described in any EMU Legislation.

      "Patent License" shall mean all agreements, whether written or oral, providing for the grant by or to a Credit Party of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 3.16.

      "Patents" shall mean (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.16, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 3.16.

      "PBGC' shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

      "Permitted Acquisition" shall mean an acquisition by the Borrower or any of its Restricted Subsidiaries which (i) is an acquisition of a Person or assets of a Person in a line of business permitted by Section 6.3, (ii) is in an amount not greater than $500,000,000 in total cash consideration (after deducting cash on the balance sheet of the Person acquired or included in the assets being acquired) for any single acquisition; provided, however, the total cash consideration (after deducting cash on the balance sheet of the Person acquired or included in the assets being acquired) for any single acquisition may exceed $500,000,000 with the consent of the Required Lenders, (iii) is approved by the Board of Directors or the requisite shareholders of the Person being acquired or Person transferring the assets being acquired, (iv) if an acquisition of Capital Stock of a Person, at least fifty-one percent (51%) of all issued and outstanding Capital Stock of such Person is acquired, and (v) after giving effect to such acquisition on a Pro Forma Basis, the Borrower and its Restricted Subsidiaries are in compliance with each of the financial covenants set forth in
Section 5.9.

      "Permitted Currency" shall mean Dollars or any Alternative Currency, or each such currency, as the context requires.

      "Permitted Investments" shall mean:

            (a) cash or Cash Equivalents;

            (b) Investments outstanding as of the Closing Date and identified in
      Schedule 1.1(b) or other investments outstanding as of the Closing Date not exceeding in acquisition cost $20,000,000 in the aggregate;

            (c) Investments by any Subsidiary of the Borrower in the Borrower and Investments by any Credit Party or any Restricted Subsidiary in any Credit Party or any Restricted Subsidiary (including, but not limited to, loans from a Restricted Subsidiary to another Restricted Subsidiary);

            (d) Permitted Acquisitions;

            (e) operating deposit accounts with depository institutions;

            (f) Hedging Agreements;

            (g) (i) Investments permitted under Section 6.4(b), (ii) investments received in connection with a disposition permitted by Section 6.4(c) and
      (iii) indemnities executed in connection with the sale of Investment Tax Credits;

            (h) Investments by the Borrower and its Subsidiaries in the Capital Stock of their Subsidiaries to the extent outstanding as of the Closing Date;

            (i) loans and advances to employees in the ordinary course of business not exceeding $10,000,000 in the aggregate;

            (j) deposits to secure bids, tenders, utilities, vendors, leases, licenses, statutory obligations, surety and appeal bonds and other deposits of like nature arising in the ordinary course of business;

            (k) Investments by any Credit Party in a Receivables Financing SPC made in connection with a Permitted Receivables Financing;

            (l) Investments by the Borrower and its Subsidiaries in a Captive Insurance Company in a cumulative amount from the Closing Date not to exceed $75,000,000;

            (m) additional Investments up to but not exceeding $80,000,000 in the aggregate during each fiscal year, including investments in Unrestricted Subsidiaries; provided, however, that notwithstanding the foregoing, the Borrower shall be permitted to make additional investments in Unrestricted Subsidiaries during any fiscal year in an amount equal to the aggregate amount of dividends and other distributions received by the Borrower or its Restricted Subsidiaries from Unrestricted Subsidiaries and payments of Indebtedness by an Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary during such fiscal year; and

            (n) Investments by the Borrower or any of its Restricted Subsidiaries, each of which (i) existed before the time of acquisition of the Person or assets of the Person who made such investment and (ii) was not made in anticipation of such acquisition.

      "Permitted Liens" shall mean:

            (a) Liens created by or otherwise existing, under or in connection with this Agreement or the other Credit Documents in favor of the Lenders;

            (b) Liens in connection with Hedging Agreements, but only (i) to the extent such Liens secure Hedging Obligations, (ii) to the extent such Liens are on the same collateral as to which the Administrative Agent on behalf of the Lenders also has a Lien and (iii) if the provider of any such Hedging Agreement and the Lenders shall share pari passu in the collateral subject to such Liens;

            (c) Liens in existence on the Closing Date and listed on Schedule 1.1(c) and any renewals or extensions thereof; provided that the property covered thereby is not changed and the amount secured or benefited thereby is not increased;

            (d) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Subsidiaries, as the case may be, in accordance with GAAP;

            (e) carriers', warehousemen's, mechanics', materialmen's, landlord's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate proceedings;

            (f) Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 7.1(f);

            (g) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

            (h) deposits or pledges to secure the performance of bids, trade contracts (other than for Indebtedness), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (i) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (j) Liens upon personal Property acquired after the Closing Date (by purchase, construction or otherwise), or upon other assets acquired after the Closing Date as a capital expenditure, by the Borrower or any of its Restricted Subsidiaries, each of which Liens either (i) existed on such assets before the time of its acquisition and was not created in anticipation thereof or (ii) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such assets; provided that (A) no such Lien shall extend to or cover any assets of the Borrower or such Restricted Subsidiary other than the assets so acquired, (B) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a Responsible Officer of the Borrower) of such assets at the time they were acquired, and (C) the principal amount of all Indebtedness (other than Indebtedness permitted by Section 6.1(c) hereof) secured by such Liens shall not exceed $30,000,000 in the aggregate;

            (k) Liens upon real Property heretofore leased or leased after the Closing Date (under operating or Capital Leases) in the ordinary course of business by the Borrower or any of its Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of the Borrower or any of its Subsidiaries under or in respect of such lease and extending to or covering only the Property subject to such lease and improvements thereon;

            (l) Liens of sellers or creditors of sellers of farm products encumbering such farm products when sold to any of the Borrower or its Subsidiaries pursuant to the Food Security Act of 1985 or pursuant to similar state laws to the extent such Liens may be deemed to extend to the assets of such Person;

            (m) protective Uniform Commercial Code filings with respect to personal Property leased by, or consigned to, any of the Borrower or its Subsidiaries;

            (n) Liens upon Capital Stock or assets of Unrestricted Subsidiaries;

            (o) Liens in favor of a Receivables Financing SPC or Receivables Financier created or deemed to exist in connection with a Permitted Receivables Financing (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction;

            (p) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted under this clause (p) shall not be spread to cover any additional Indebtedness or assets and the principal amount of such Indebtedness shall not be increased; and

            (q) Liens securing Indebtedness to the extent such Indebtedness is permitted pursuant to Section 6.1(c), (g) or (j).

      "Permitted Receivables Financing" shall mean any one or more receivables financings in which (a) any Credit Party or any Restricted Subsidiary (i) sells (as determined in accordance with GAAP) any accounts (as defined in the Uniform Commercial Code as in effect in the State of New York), payment intangibles (as defined in the Uniform Commercial Code as in effect in the State of New York), notes receivable, rights to future lease payments or residuals (collectively, together with certain property relating thereto and the right to collections thereon, being the "Transferred Assets") to any Person that is not a Subsidiary or Affiliate of the Borrower (with respect to any such transaction, the "Receivables Financier"), (ii) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets and/or (iii) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier or (b) any Credit Party or any Restricted Subsidiary sells, conveys or otherwise contributes any Transferred Assets to a Receivables Financing SPC, which Receivables Financing SPC then (i) sells (as determined in accordance with GAAP) any such Transferred Assets (or an interest therein) to any Receivables Financier, (ii) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets or (iii) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier, provided that (A) the aggregate Attributed Principal Amount for all such financings shall not at any time exceed $600,000,000 and (B) such financings shall not involve any recourse to any Credit Party or any Restricted Subsidiary for any reason other than (x) repurchases of non-eligible assets or (y) indemnifications for losses other than credit losses related to the Transferred Assets.

      "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Plan" shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

      "Pledge Agreement" shall mean the Pledge Agreement dated as of December 21, 2001 given by the Borrower and certain of the other Credit Parties to the Administrative Agent, and any other pledge agreement executed by any of the Credit Parties and delivered pursuant to the terms hereof, each as amended, modified or supplemented from time to time in accordance with its terms.

      "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

      "Pro Forma Basis" shall mean, with respect to any Permitted Acquisition or any dividend made pursuant to Section 6.10, that such Permitted Acquisition or dividend shall be deemed to have occurred or been made, as applicable, as of the first day of the four (4) fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such Permitted Acquisition or dividend.

      "Property" shall mean any tangible property or assets, whether real or personal.

      "Purchasing Lenders" shall have the meaning set forth in Section 9.6(c).

      "Reaffirmation Agreement" shall mean the Master Amendment and Reaffirmation Agreement dated as of the date hereof and substantially in the form of Schedule 1.1(f), executed by the Administrative Agent and each of the initial Credit Parties, as amended, modified or supplemented from time to time in accordance with its terms.

      "Real Properties" shall have the meaning set forth in Section 3.10(a).

      "Receivables Financier" shall have the meaning set forth in the definition of Permitted Receivables Financing.

      "Receivables Financing SPC" shall mean, in respect of any Permitted Receivables Financing, any Subsidiary or Affiliate of the Borrower to which any Credit Party sells, contributes or otherwise conveys Transferred Assets in connection with such Permitted Receivables Financing and each general partner of any such Subsidiary or Affiliate.

      "Recovery Event" shall mean the receipt by the Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

      "Register" shall have the meaning set forth in Section 9.6(d).

      "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

      "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section 4043.

      "Required Lenders" shall mean Lenders holding in the aggregate greater than fifty percent (50%) of (i) the outstanding Loans plus the aggregate unused Revolving-1 Commitments at such time (and Participation Interests therein) (treating for purposes hereof in the case of Swingline Loans and LOC Obligations, in the case of the Swingline Lender and the Issuing Lender, only the portion of the Swingline Loans and the LOC Obligations of the Swingline Lender and the Issuing Lender, respectively, which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Swingline Lender and the Issuing Lender, the Participation Interests of such Lenders in Swingline Loans and LOC Obligations hereunder as direct Obligations of such Lenders) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Swingline Lender in Swingline Loans and the Participation Interests of the Issuing Lender in any Letters of Credit); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments or, after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

      "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer" of any Person shall mean the President, the Chief Executive Officer, the Chief Financial Officer or the Vice President/Treasurer of such Person.

      "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Restricted Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Restricted Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Restricted Subsidiaries, now or hereafter outstanding, or (d) any payment or prepayment of principal or premium, if any, or interest on, redemption, purchase, retirement defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness.

      "Restricted Subsidiaries" shall mean the Subsidiaries of the Borrower other than the Unrestricted Subsidiaries.

      "Revaluation Date" shall mean (a) with respect to any Alternative Currency Loan, each of the following: (i) each date of a borrowing of such Alternative Currency Loan, (ii) each date of a continuation of such Alternative Currency Loan, and (iii) following the occurrence and during the continuance of an Event of Default, such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Multi-currency Letter of Credit denominated in an Alternative Currency, each of the following:
(i) each date of issuance of such Multi-currency Letter of Credit, (ii) each date of an amendment of such Multi-currency Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount),
(iii) each date of any payment by the Issuing Lender of any drawing under any Multi-currency Letter of Credit denominated in an Alternative Currency, and (iv) following the occurrence and during the continuance of an Event of Default, such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

      "Revolving-1 Commitment" shall mean, with respect to each Lender, the commitment of such Lender to (a) make Dollar Revolving-1 Loans in an aggregate principal amount at any time outstanding up to the amount of such Lender's Dollar Revolving-1 Subcommitment as specified in the Register, and (b) make Multi-currency Revolving-1 Loans in an aggregate principal amount at any time outstanding up to such Lender's Multi-currency Revolving-1 Subcommitment as specified in the Register, in each case, as such amounts may be modified from time to time in accordance with the provisions hereof. The aggregate amount of all of the Revolving-1 Commitments on the Closing Date is One Billion Five Hundred Million Dollars ($1,500,000,000).

      "Revolving-1 Commitment Termination Date" shall mean August 13, 2009.

      "Revolving-1 Committed Amount" shall mean, collectively, the Dollar Revolving-1 Committed Amount and the Multi-currency Revolving-1 Committed Amount.

      "Revolving-1 Loans" shall mean, collectively, the Dollar Revolving-1 Loans and the Multi-currency Revolving-1 Loans.

      "Revolving-1 Note" or "Revolving-1 Notes" shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving-1 Loans provided pursuant to Section 2.1(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

      "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

      "Scheduled Funded Debt Payments" shall mean, as of any date of determination for the Borrower and its Restricted Subsidiaries, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination).

      "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

      "Security Agreement" shall mean the Security Agreement dated as of December 21, 2001 given by the Borrower and the other Credit Parties to the Administrative Agent, and any other security agreement executed by any of the Credit Parties and delivered pursuant to the terms hereof, each as amended, modified or supplemented from time to time in accordance with its terms.

      "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Mortgage Documents, the Intercreditor Agreement, the Reaffirmation Agreement and such other documents executed in connection with the attachment and perfection of the Administrative Agent's security interests and liens arising thereunder, including, without limitation, UCC financing statements.

      "Senior Notes" shall mean those certain Senior Debt Securities issued pursuant to the terms of the Indenture dated as of January 15, 1998 by and between Dean Holding Company and The Bank of New York, as trustee, and issued pursuant to the Indenture dated as of January 15, 1995 by and between Dean Holding Company and Bank of America Illinois, as trustee, in an aggregate principal amount of $700,000,000.

      "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan.

      "Specified Sales" shall mean (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business, (b) the sale, transfer, lease or other disposition of obsolete or worn-out property or assets in the ordinary course of business, (c) the sale, transfer or other disposition of Permitted Investments described in clause (a) of the definition thereof, and (d) the sale, transfer or other disposition of Capital Stock of Unrestricted Subsidiaries.

      "Subordinated Indebtedness" shall mean any publicly issued Indebtedness specifically subordinated in right of payment and priority to the Credit Party Obligations, with customary payment blockage and other provisions, having a maturity no earlier than the date which is one (1) year after the later of (a) the Tranche A-1 Term Loan Maturity Date and (b) any Incremental Term Loan Maturity Date, and which shall otherwise be on terms and conditions reasonably satisfactory to the Agents.

      "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase Participation Interests in the Swingline Loans as provided in Section 2.2(b)(ii), as such amounts may be modified from time to time in accordance with the provisions hereof.

      "Swingline Committed Amount" shall mean the amount of the Swingline Lender's Swingline Commitment as specified in Section 2.2(a), as such amount may be modified from time to time in accordance with the provisions hereof.

      "Swingline Lender" shall mean Wachovia, in its capacity as such.

      "Swingline Loan" or "Swingline Loans" shall have the meaning set forth in
Section 2.2(a).

      "Swingline Note" shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to
Section 2.2(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

      "TARGET Day" shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.

      "Taxes" shall have the meaning set forth in Section 2.20(a).

      "Term Loans" shall mean collectively, the Tranche A-1 Term Loans and the Incremental Term Loans.

      "Trademark License" shall mean any agreement, written or oral, providing for the grant by or to a Credit Party of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 3.16.

      "Trademarks" shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress and service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.16, and (b) all renewals thereof, including, without limitation, any thereof referred to in Schedule 3.16.

      "Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "LIBOR Tranche".

      "Tranche A-1 Term Loan" shall have the meaning set forth in Section
2.4(a).

      "Tranche A-1 Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche A-1 Term Loan in a principal amount equal to such Lender's Tranche A-1 Term Loan Commitment Percentage of the Tranche A-1 Term Loan Committed Amount (and for purposes of making determinations of Required Lenders hereunder after the Closing Date, the principal amount outstanding on the Tranche A-1 Term Loan).

      "Tranche A-1 Term Loan Commitment Percentage" shall mean, for any Lender, the percentage identified as its Tranche A-1 Term Loan Commitment Percentage in the Register, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 2.23 or 9.6.

      "Tranche A-1 Term Loan Committed Amount" shall have the meaning set forth in Section 2.4(a).

      "Tranche A-1 Term Loan Maturity Date" shall mean August 13, 2009.

      "Tranche A-1 Term Note" or "Tranche A-1 Term Notes" shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the portion of the Tranche A-1 Term Loan provided pursuant to Section 2.4(c), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

      "Transfer Effective Date" shall have the meaning set forth in each Commitment Transfer Supplement.

      "Transferred Assets" shall have the meaning set forth in the definition of Permitted Receivables Financing.

      "Treaty on European Union" shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (signed February 7, 1992), as amended from time to time.

      "2.20 Certificate" shall have the meaning set forth in Section 2.20(b).

      "Type" shall mean, as to any Loan, its nature as an Alternate Base Rate Loan, LIBOR Rate Loan or Swingline Loan, as the case may be.

      "Unrestricted Subsidiaries" shall mean (a) Regan LLC, Colorado ES LLC, Curan LLC, Neptune Colorado, LLC, Importadora y Distribuidora Dean Foods, S.A. de C.V. and Tenedora Dean Foods Internacional, S.A. de C.V., (b) Franklin Holdings, Inc., and its Subsidiaries (including Dixie Holding, Inc., and Franklin Plastics, Inc.), (c) each Captive Insurance Company and (d) any other Subsidiary of the Borrower designated by the Borrower as such in writing in accordance with Section 5.10(d); it being understood and agreed that (i) the term "Unrestricted Subsidiary" shall include all Subsidiaries of any such designated Subsidiary, and (ii) any Unrestricted Subsidiary may subsequently be designated by the Borrower as a Restricted Subsidiary subject to the terms of
Section 5.10(d).

      "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

      "Wachovia" shall mean Wachovia Bank, National Association, a national banking association and its successors and assigns.

      "WCM" shall mean Wachovia Capital Markets, LLC.

      SECTION 1.2 OTHER DEFINITIONAL PROVISIONS.

      (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

      (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

      (c) The word "including" is by way of example and not limitation.

      (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      SECTION 1.3 ACCOUNTING TERMS.

      Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that it wishes to amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.9 for such purpose), then the Credit Parties' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

      The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

                                   ARTICLE II

                           THE LOANS; AMOUNT AND TERMS

      SECTION 2.1 REVOLVING-1 LOANS

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

      (a)   Revolving-1 Commitment.

            (i) Dollar Revolving-1 Loans. During the Commitment Period, subject to the terms and conditions hereof, each Lender with a
Dollar Revolving-1 Subcommitment severally agrees to make revolving credit loans in Dollars ("Dollar Revolving-1 Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Dollar Revolving-1 Loans plus such Lender's Dollar Revolving-1 Commitment Percentage of Swingline Loans plus such Lender's Dollar Revolving-1 Commitment Percentage of Dollar LOC Obligations shall not exceed such Lender's Dollar Revolving-1 Subcommitment and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Dollar Revolving-1 Loans plus Swingline Loans plus Dollar LOC Obligations shall not exceed the Dollar Revolving-1 Committed Amount. Dollar Revolving-1 Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

            (ii) Multi-currency Revolving-1 Loans. During the Commitment Period, subject to the terms and conditions hereof, each Lender with a Multi-currency Revolving-1 Subcommitment severally agrees to make revolving credit loans in a Permitted Currency ("Multi-currency Revolving-1 Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of the Dollar Amount of such Lender's share of outstanding Multi-currency Revolving-1 Loans plus such Lender's Multi-currency Revolving-1 Commitment Percentage of the Dollar Amount of Multi-currency LOC Obligations shall not exceed such Lender's Multi-currency Revolving-1 Subcommitment and (ii) with regard to the Lenders collectively, the sum of the aggregate Dollar Amount of outstanding Multi-currency Revolving-1 Loans plus the Dollar Amount of Multi-currency LOC Obligations shall not exceed the Multi-currency Revolving-1 Committed Amount. Multi-currency Revolving-1 Loans denominated in Dollars may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. Alternative Currency Loans must be LIBOR Rate Loans, shall be funded in an amount equal to the Alternative Currency Amount of such Alternative Currency Loan and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

      (b)   Revolving-1 Loan Borrowings.

            (i) Notice of Borrowing. The Borrower shall request Revolving-1 Loans by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 1:30 P.M. (Charlotte, North Carolina time) (A) on the date of the requested borrowing in the case of Alternate Base Rate Loans, (B) on the third (3rd) Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans denominated in Dollars and (C) on the fourth (4th) Business Day prior to the date of the requested borrowing in the case of Alternative Currency Loans. Each such request for borrowing shall be irrevocable and shall specify (1) that a Revolving-1 Loan is requested, (2) the date of the requested borrowing (which shall be a Business
Day), (3) the aggregate principal amount to be borrowed, (4) whether the borrowing is to be made under the Dollar Revolving-1 Subcommitment or the Multi-currency Revolving-1 Subcommitment, (5) if such borrowing is to be made under the Multi-currency Revolving-1 Subcommitment, whether the borrowing shall be denominated in Dollars or an Alternative Currency, (6) if such borrowing is denominated in Dollars, whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and (7) if LIBOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached hereto as Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month, (II) the Type of Revolving-1 Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan, or (III) the applicable portion for the Revolving-1 Loan requested, then such notice shall be deemed to be a request for first, a Dollar Revolving-1 Loan (up to the Dollar Revolving-1 Committed Amount), and then a Multi-currency Revolving-1 Loan denominated in Dollars (up to the Multi-currency Revolving-1 Committed Amount). The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof.

            (ii) Advances of Revolving-1 Loans Denominated in Dollars. Each Lender will make its Dollar Revolving-1 Commitment Percentage of each Dollar Revolving-1 Loan borrowing, or its Multi-currency Revolving-1 Commitment Percentage of each Multi-currency Revolving-1 Loan borrowing denominated in Dollars, as applicable, available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, by 4:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            (iii) Advances of Alternative Currency Loans. Each Lender will make its Multi-currency Revolving-1 Commitment Percentage of the Alternative Currency Amount of each Alternative Currency Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent's Correspondent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, by 11:00 A.M. (the time of the Administrative Agent's Correspondent) on the date specified in the applicable Notice of Borrowing in the Alternative Currency of the Alternative Currency Loan to be made and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

      (c) Repayment. The principal amount of all Revolving-1 Loans shall be due and payable in full, in the currency in which each Revolving-1 Loan was initially funded, on the Revolving-1 Commitment Termination Date.

      (d) Revolving-1 Notes. Each Lender's Revolving-1 Loans may, at the election of such Lender, be evidenced by a Revolving-1 Note of the Borrower to such Lender in the original amount of such Lender's Revolving-1 Commitment and in substantially the form of Schedule 2.1(d).

      (e)   Increases in Revolving-1 Committed Amount.

            (i) At any time prior to the Revolving-1 Commitment Termination Date, the Borrower shall have the ability, in consultation with the Agents, to request increases in the Revolving-1 Committed Amount; provided that (A) no Lender shall have any obligation to increase its Revolving-1 Commitment, (B) the Borrower shall only be permitted to request such an increase on four (4) separate occasions, (C) each such requested increase shall be in a minimum principal amount of $50,000,000 or, if less, the remaining amount permitted pursuant to clause (D) below, (D) in no event shall the aggregate amount of all such increases plus the aggregate principal outstanding amount of all Incremental Term Loans exceed $500,000,000, (E) no Default or Event of Default shall have occurred and be continuing or would result from the proposed increase, and (F) the Borrower shall have demonstrated pro forma compliance with all financial covenants set forth in Section 5.9 before and after giving effect to such increase. The Borrower shall specify in such notice whether the requested increase is to be applied to the Dollar Revolving-1 Committed Amount, the Multi-currency Revolving-1 Committed Amount or a combination thereof, and, if a combination thereof, the amount allocable to each.

            (ii) The Administrative Agent shall promptly give notice of such requested increase to the Lenders. Each Lender shall notify the Administrative Agent within ten (10) Business Days (or such longer period of time which may be agreed upon by the Administrative Agent and the Borrower and communicated to the Lenders) from the date of delivery of such notice to the Lenders whether or not it agrees to increase its Revolving-1 Commitment and, if so, by what amount. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving-1 Commitment. The Administrative Agent shall notify the Borrower of the Lenders' responses to each request made hereunder. The Borrower may also invite additional Purchasing Lenders which meet the requirements set forth in Section 9.6(c) to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

            (iii) The outstanding Revolving-1 Loans will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrower shall pay any and all costs required pursuant to Section 2.19 in connection with such reallocation as if such reallocation were a repayment).

      SECTION 2.2 SWINGLINE LOAN SUBFACILITY

      (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed ONE HUNDRED MILLION DOLLARS ($100,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate amount of outstanding Dollar Revolving-1 Loans plus Swingline Loans plus Dollar LOC Obligations shall not exceed the Dollar Revolving-1 Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

      (b)   Swingline Loan Borrowings.

            (i) Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans available to the Borrower on any Business Day upon request made by the Borrower not later than 4:00 P.M. (Charlotte, North Carolina time) on such Business Day. A request for a Swingline Loan borrowing shall be made in the form of a Notice of Borrowing with appropriate modifications. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and integral multiples of $100,000 in excess thereof.

            (ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on or before the fifth (5th) Business Day after the date on which such Swingline Loan borrowing is made or such later date to which the Swingline Lender and the Borrower agree and, in any event, on the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Dollar Revolving-1 Loan borrowing, in which case the Borrower shall be deemed to have requested a Dollar Revolving-1 Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one (1) Business Day prior to each of
(i) the Maturity Date, (ii) the occurrence of any Event of Default described in
Section 7.1(e), (iii) upon acceleration of any Credit Party Obligations hereunder, whether on account of an Event of Default described in Section 7.1(e) or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of Section 7.2 (each such Dollar Revolving-1 Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each Lender with a Dollar Revolving-1 Subcommitment hereby irrevocably agrees to make such Dollar Revolving-1 Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Dollar Revolving-1 Loans otherwise required hereunder, (II) whether any conditions specified in Section 4.1 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Dollar Revolving-1 Loans to be made by the time otherwise required in Section 2.1(b)(i), (V) the date of such Mandatory Borrowing, or (VI) any reduction in the Dollar Revolving-1 Committed Amount or any termination of the Dollar Revolving-1 Subcommitments immediately prior to such Mandatory Borrowing or contemporaneously therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender with a Dollar Revolving-1 Subcommitment hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Dollar Revolving-1 Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of such Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

      (c) Interest on Swingline Loans. Subject to the provisions of Section 2.11(b), Swingline Loans shall bear interest at a per annum rate equal to the lesser of (i) the Alternate Base Rate plus the Applicable Percentage for Dollar Revolving-1 Loans that are Alternate Base Rate Loans or (ii) a rate agreed upon by the Swingline Lender and the Borrower. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

      (d) Swingline Note. The Swingline Loans may, at the election of the Swingline Lender, be evidenced by a Swingline Note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.2(d).

      SECTION 2.3 LETTER OF CREDIT SUBFACILITY.

      (a) Issuance. The Existing Letters of Credit have been previously issued by the applicable Issuing Lender and subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the applicable Issuing Lender may reasonably require, during the Commitment Period the applicable Issuing Lender shall issue, and the Lenders having a Revolving-1 Commitment shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the applicable Issuing Lender; provided, however, that (i) the aggregate Dollar Amount of all LOC Obligations shall not at any time exceed TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate amount of Dollar Revolving-1 Loans plus Swingline Loans plus Dollar LOC Obligations shall not at any time exceed the Dollar Revolving-1 Committed Amount, (iii) the sum of the aggregate Dollar Amount of Multi-currency Revolving-1 Loans plus the Dollar Amount of Multi-currency LOC Obligations shall not at any time exceed the Multi-currency Revolving-1 Committed Amount, (iv) all Dollar Letters of Credit shall be denominated in Dollars, (v) all Multi-currency

Letters of Credit shall be denominated in a Permitted Currency, and (vi) all Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by the applicable Issuing Lender and the Administrative Agent, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, (i) the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; and (ii) a Letter of Credit may have an expiration date more than twelve (12) months from the date of issuance if agreed to by the applicable Issuing Lender; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date which is five (5) Business Days prior to the Revolving-1 Commitment Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto as "Letters of Credit" hereunder and subject to and governed by the terms and conditions of this Agreement. All Existing Letters of Credit shall be deemed to be Dollar Letters of Credit.

      (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the applicable Issuing Lender and the Administrative Agent (i) at least three (3) Business Days prior to the requested date of issuance of a Letter of Credit denominated in Dollars and (ii) at least four (4) Business Days prior to the requested date of issuance of a Letter of Credit denominated in an Alternative Currency, and shall specify (A) whether the Letter of Credit is to be issued as a Dollar Letter of Credit or a Multi-currency Letter of Credit and (B) if such Letter of Credit is to be issued as a Multi-currency Letter of Credit, whether the Letter of Credit shall be denominated in Dollars or an Alternative Currency. Each Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Dollar Letters of Credit and Multi-currency Letters of Credit which are then issued and outstanding by such Issuing Lender and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. Each Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit issued by such Issuing Lender. Each Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding related to the Letters of Credit issued by such Issuing Lender.

      (c)   Participations.

            (i) Dollar Letters of Credit. Each Lender with a Dollar Revolving-1 Subcommitment, upon issuance of a Dollar Letter of Credit (other than a Dollar Letter of Credit in an original face amount of less than $1,000,000), shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Dollar Letter of Credit (including each Existing Letter of Credit) and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Dollar Revolving-1 Commitment Percentage of the obligations under such Dollar Letter of Credit (including each

Existing Letter of Credit) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the applicable Issuing Lender therefor and discharge when due, its Dollar Revolving-1 Commitment Percentage of the obligations arising under such Dollar Letter of Credit, unless the applicable Issuing Lender acted with gross negligence or willful misconduct in issuing such Dollar Letter of Credit.

            (ii) Multi-currency Letters of Credit. Each Lender with a Multi-currency Revolving-1 Subcommitment, upon issuance of a Multi-currency Letter of Credit (other than a Multi-currency Letter of Credit in an original face amount of less than $1,000,000 or, with respect to any Multicurrency Letter of Credit denominated in an Alternative Currency, the Alternative Currency Amount of $1,000,000), shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Multi-currency Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Multi-currency Revolving-1 Commitment Percentage of the obligations under such Multi-currency Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the applicable Issuing Lender therefor and discharge when due, its Multi-currency Revolving-1 Commitment Percentage of the obligations arising under such Multi-currency Letter of Credit, unless the applicable Issuing Lender acted with gross negligence or willful misconduct in issuing such Multi-currency Letter of Credit.

            (iii) Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that an Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to such Issuing Lender its Dollar Revolving-1 Commitment Percentage or Multi-currency Revolving-1 Commitment Percentage, as applicable, of such unreimbursed drawing in same day funds on the day of notification by such Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. The obligation of each Lender to so reimburse the Issuing Lenders shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

      (d) Reimbursement. In the event of any drawing under any Letter of Credit, the applicable Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the applicable Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Swingline Loan or Revolving-1 Loan obtained hereunder or otherwise) in same day funds in the applicable Permitted Currency in which such Letter of Credit was denominated, as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse such Issuing Lender as provided herein, the unreimbursed Dollar Amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage. Unless the Borrower shall immediately notify the applicable Issuing Lender and the Administrative Agent of its intent to otherwise reimburse such Issuing Lender, the Borrower shall be deemed to have requested a Dollar Revolving-1 Loan (in the case of a Dollar Letter of Credit) or Multi-currency Revolving-1 Loan (in the case of a Multi-currency Letter of Credit), in the Dollar Amount of the drawing as provided in subsection (e) below, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the applicable Issuing Lender, the Administrative Agent, any of the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The applicable Issuing Lender will promptly notify the applicable Lenders of the Dollar Amount of any unreimbursed drawing and each applicable Lender shall promptly pay to the Administrative Agent for the account of such Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's Dollar Revolving-1 Commitment Percentage or Multi-currency Revolving-1 Commitment Percentage, as applicable, of such unreimbursed drawing, unless such Issuing Lender acted with gross negligence or willful misconduct in issuing such Letter of Credit. Such payment shall be made on the day such notice is received by such Lender from the Administrative Agent for the applicable Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Administrative Agent for the account of the applicable Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the applicable Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Administrative, Agent for the account of the applicable Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender's obligation to make such payment to the Administrative Agent for the account of the applicable Issuing Lender, and the right of such Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the relevant Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

      (e)   Repayment with Revolving-1 Loans.

            (i) Mandatory Dollar Borrowings. On any day on which the Borrower shall have requested, or been deemed to have requested, (A) a Swingline Loan borrowing to reimburse a drawing under a Dollar Letter of Credit, the Swingline Lender shall make the Swingline Loan advance pursuant to the terms of the request or deemed request in accordance with the provisions for Swingline Loan advances hereunder, or (B) a Dollar Revolving-1 Loan to reimburse a drawing under a Dollar Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Dollar Revolving-1 Loan has been requested or deemed requested in connection with a drawing under a Dollar Letter of Credit, in which case a Dollar Revolving-1 Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory Dollar Borrowing") shall be immediately made (without giving effect to any termination of the

Commitments pursuant to Section 7.2) pro rata based on each Lender's respective Dollar Revolving-1 Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and in the case of both clauses (A) and (B) the proceeds thereof shall be paid directly to the Administrative Agent for the account of the applicable Issuing Lender for application to the respective Dollar LOC Obligations.

            (ii) Mandatory Multi-currency Borrowings. On any day on which the Borrower shall have requested, or been deemed to have requested, a Multi-currency Revolving-1 Loan to reimburse a drawing under a Multi-currency Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Multi-currency Revolving-1 Loan has been requested or deemed requested in connection with a drawing under a Multi-currency Letter of Credit, in which case a Multi-currency Revolving-1 Loan borrowing comprised entirely of Alternate Base Rate Loans in Dollars equal to the Dollar Amount of such drawing (each such borrowing, a "Mandatory Multi-currency Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Lender's respective Multi-currency Revolving-1 Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Administrative Agent for the account of the applicable Issuing Lender for application to the respective Multi-currency LOC Obligations.

            (iii) Obligation Irrevocable. Each Lender hereby irrevocably agrees to make such Dollar Revolving-1 Loans or Multi-currency Revolving-1 Loans, as applicable, pursuant to clauses (i) and (ii) above, immediately upon any such request or deemed request on account of each Mandatory Dollar Borrowing or Mandatory Multi-currency Borrowing, as applicable, in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of such Mandatory Dollar Borrowing or Mandatory Multi-currency Borrowing, as applicable, may not comply with the minimum amount for borrowings of Dollar Revolving-1 Loans or Multi-currency Revolving-1 Loans, as applicable, otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for such Dollar Revolving-1 Loan or Multi-currency Revolving-1 Loan, as applicable, to be made by the time otherwise required in Section 2.1(b), (v) the date of such Dollar Revolving-1 Loan or Mandatory Multi-currency Borrowing, as applicable, or (vi) any reduction in the Dollar Revolving-1 Committed Amount or Multi-currency Revolving-1 Committed Amount, as applicable, after any such Dollar Revolving-1 Letter of Credit or Multi-currency Letter of Credit, as applicable, may have been drawn upon. In the event that any Mandatory Dollar Borrowing or Mandatory Multi-currency Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each applicable Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Dollar Borrowing or Mandatory Multi-currency Borrowing, as applicable, would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding Dollar LOC Obligations or Multi-currency LOC Obligations, as applicable; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Dollar Borrowing or Mandatory Multi-currency Borrowing, as applicable, would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to Administrative Agent for the account of the applicable Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

      (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including, without limitation, Section 2.3(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

      (g) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

      (h) Uniform Customs and Practices. Unless otherwise agreed to by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued, the applicable Issuing Lender shall have such Letter of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP"), or the International Standby Practices 1998 ("ISP"), in each case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or ISP, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

      (i) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application), this Agreement shall control.

      SECTION 2.4 TRANCHE A-1 TERM LOAN FACILITY

      (a) Immediately prior to the Closing Date, (i) the aggregate outstanding principal balance of the Tranche A-1 Term Loan made under (and as defined in) the Existing Credit Agreement was EIGHT HUNDRED FIFTY MILLION DOLLARS ($850,000,000) (the "Existing Tranche A-1 Term Loan"); (ii) the aggregate outstanding principal balance of the Tranche B-1 Term Loan made under (and as defined in) the Existing Credit Agreement was SEVEN HUNDRED FORTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($742,500,000) (the "Existing Tranche B-1 Term Loan"); and (iii) the aggregate outstanding principal balance of the Tranche C Term Loan made under (and as defined in) the Existing Credit Agreement was THREE HUNDRED NINETY-NINE MILLION DOLLARS ($399,000,000) (the "Existing Tranche C Term Loan"). After giving effect to the transactions contemplated to occur under this Agreement on the Closing Date, including the reallocation of the Existing Tranche A-1 Term Loan among the Lenders (pro rata in accordance with their respective Tranche A-1 Term Loan Commitment Percentages), the repayment in full of the Existing Tranche B-1 Term Loan (together with all accrued interest thereon and, if applicable, amounts payable pursuant to Section 2.18 of the Existing Credit Agreement), the repayment in full of the Existing Tranche C Term Loan (together with all accrued interest thereon and, if applicable, amounts payable pursuant to Section 2.18 of the Existing Credit Agreement), and advancing of additional Tranche A-1 Term Loans on the Closing Date, in each case as evidenced in the Register, the aggregate outstanding principal amount of the Tranche A-1 Term Loan under this Section 2.4(a) shall be equal to ONE BILLION FIVE HUNDRED MILLION DOLLARS ($1,500,000,000), (the "Tranche A-1 Term Loan Committed Amount"); and the Tranche A-1 Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office. Amounts repaid on the Tranche A-1 Term Loan may not be reborrowed. On the Closing Date, the Existing Tranche A-1 Term Loan will be reallocated to the Lenders in accordance with their Commitment Percentages (and the Lenders agree, on the Closing Date, to make all payments and adjustments to and with the lenders party to the Existing Credit Agreement necessary to effect such reallocation and, on the Closing Date, the Borrower shall pay any and all costs required pursuant to Section 2.18 of the Existing Credit Agreement in connection with such reallocation as if such reallocation were a repayment). The Existing Tranche A-1 Term Loan shall be deemed to be a Tranche A-1 Term Loan under and for purposes of this Agreement.

      (b) Repayment of Tranche A-1 Term Loan. The principal amount of the Tranche A-1 Term Loan shall be repaid, unless accelerated sooner pursuant to
Section 7.2, in accordance with the following schedule:

Principal Amortization                          Tranche A-1 Term Loan
    Payment Date                            Principal Amortization Payment
    ------------                            ------------------------------
December 31, 2004                                   $          0
March 31, 2005                                      $          0
June 30, 2005                                       $          0
September 30, 2005                                  $          0
December 31, 2005                                   $          0
March 31, 2006                                      $          0
June 30, 2006                                       $          0
September 30, 2006                                  $          0
December 31, 2006                                   $ 56,250,000
March 31, 2007                                      $ 56,250,000
June 30, 2007                                       $ 56,250,000
September 30, 2007                                  $ 56,250,000
December 31, 2007                                   $ 56,250,000

Principal Amortization                          Tranche A-1 Term Loan
    Payment Date                            Principal Amortization Payment
    ------------                            ------------------------------
March 31, 2008                                      $ 56,250,000
June 30, 2008                                       $ 56,250,000
September 30, 2008                                  $ 56,250,000
December 31, 2008                                   $262,500,000
March 31, 2009                                      $262,500,000
June 30, 2009                                       $262,500,000
Tranche A-1 Term Loan Maturity                      $262,500,000
Date

      (c) Tranche A-1 Term Notes. Each Lender's Tranche A-1 Term Loan Commitment Percentage of the Tranche A-1 Term Loan Committed Amount may, at the election of such Lender, be evidenced by a Tranche A-1 Term Note of the Borrower to such Lender in substantially the form of Schedule 2.4(c).

      SECTION 2.5 [RESERVED.]

      SECTION 2.6 INCREMENTAL TERM LOAN FACILITY.

      (a) Subject to the conditions set forth below, at any time prior to the Tranche A-1 Term Loan Maturity Date, the Borrower shall have the right, upon not less than fifteen (15) days' prior written notice (an "Incremental Term Loan Notification") to the Administrative Agent (which shall promptly advise each Lender of its receipt and the contents thereof) to request Incremental Term Loan Commitments under this Agreement. Such Incremental Term Loan Notification shall specify the applicable Incremental Term Loan Effective Date.

      (b) Each Incremental Term Loan Commitment shall be obtained from existing Lenders or from other banks, financial institutions or Approved Funds that qualify as Purchasing Lender pursuant to Section 9.6 (each such other bank, financial institution or Approved Fund, a "New Term Lender" and, collectively with the existing Lenders providing an Incremental Term Loan Commitment with respect to such Incremental Term Loan, the "Incremental Term Loan Lenders"), in each case in accordance with this Section 2.6; provided that no existing Lender shall have any obligation to provide any portion of such Incremental Term Loan and the failure by any existing Lender to respond to an Incremental Term Loan Notification within ten (10) days of the Administrative Agent's receipt thereof shall be deemed to be a refusal of such request by such existing Lender.

      (c) The following terms and conditions shall apply to each Incremental Term Loan:

            (i) such Incremental Term Loan shall constitute Credit Party Obligations and shall be secured and guaranteed with the other Obligations on a pari passu basis;

            (ii) the outstanding principal amount of all Incremental Term Loans plus the aggregate amount of all increases in the Revolving-1 Committed Amount pursuant to Section 2.1(e) shall not exceed $500,000,000 at any time;

            (iii) the initial principal amount of each such Incremental Term Loan shall not be less than $100,000,000, or if less, the remaining amount permitted pursuant to clause (ii) above;

            (iv) each Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Administrative Agent and the Incremental Term Loan Lenders making such Incremental Term Loan, but will not in any event have a shorter average life than the Tranche A-1 Term Loan or a maturity date earlier than the Tranche A-1 Term Loan Maturity Date;

            (v) the Borrower shall, upon the request of any Incremental Term Loan Lender, execute such Incremental Term Loan Notes as are necessary to reflect the Incremental Term Loan of such Incremental Term Loan Lender;

            (vi) the Administrative Agent and the Lenders shall have received a certificate of the chief financial officer or treasurer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, as of the applicable Incremental Term Loan Effective Date and after giving effect thereto and to any Incremental Term Loans made or to be made in connection therewith, the Borrower is in pro forma compliance with the requirements of Section 5.9;

            (vii) no Default or Event of Default shall have occurred and be continuing as of the applicable Incremental Term Loan Effective Date or after giving effect to the making of any such Incremental Term Loan;

            (viii) the Administrative Agent shall have received a resolution duly adopted by the governing body of each of the Credit Parties authorizing such Incremental Term Loan;

            (ix) the Borrower and each Incremental Term Loan Lender shall execute and deliver one or more Incremental Term Loan Agreements to the Administrative Agent, for its acceptance and recording in the Register, which shall be acknowledged by the Administrative Agent and the Borrower and shall be in form and substance reasonably satisfactory to the Administrative Agent;

            (x) the terms and conditions applicable to such Incremental Term Loan shall, except to the extent otherwise provided in this Section 2.6, be substantially similar to the terms and conditions applicable to the Tranche A-1 Term Loan and any prior Incremental Term Loan; and

            (xi) the Administrative Agent shall have received any documents or information, including opinions of counsel, in connection with such Incremental Term Loan as and to the extent it may reasonably request.

      (d) Upon the execution, delivery, acceptance and recording of the applicable Incremental Term Loan Agreement, from and after the applicable Incremental Term Loan Effective Date, each Incremental Term Loan Lender shall have an Incremental Term Loan Commitment as set forth in the Register and all the rights and obligations of a Lender with such an Incremental Term Loan Commitment hereunder. The applicable Incremental Term Loan Lenders shall make the Incremental Term Loan to the Borrower on the applicable Incremental Term Loan Effective Date in an amount equal to the Incremental Term Loan Commitment of each Incremental Term Loan Lender with respect to such Incremental Term Loan pursuant to subsection (b) above.

      (e) The Applicable Percentage and pricing grid, if applicable, for any proposed Incremental Term Loan shall be determined by the Borrower and each Incremental Term Lender on or before the applicable Incremental Term Loan Effective Date.

      SECTION 2.7 FEES.

      (a) Commitment Fee. In consideration of the Commitments, the Borrower agrees to pay to the Administrative Agent a fee (the "Commitment Fee") (i) for the ratable benefit of the Lenders holding a Dollar Revolving-1 Subcommitment, equal to the Applicable Percentage per annum on the average daily unused amount of the Dollar Revolving-1 Committed Amount and (ii) for the ratable benefit of the Lenders holding a Multi-currency Revolving-1 Subcommitment, equal to the Applicable Percentage per annum on the average daily unused amount of the Multi-currency Revolving-1 Committed Amount. For purposes of computing the Commitment Fee hereunder, (i) Dollar LOC Obligations shall be considered usage under the aggregate Dollar Revolving-1 Committed Amount, (ii) Multi-currency LOC Obligations shall be considered usage under the aggregate Multi-currency Revolving-1 Committed Amount and (iii) Swingline Loans shall not be considered usage under the aggregate Dollar Revolving-1 Committed Amount unless and until, in the case of this clause (iii), other Lenders having Dollar Revolving-1 Subcommitments purchase participation interests in such Swingline Loans pursuant to Section 2.2(b)(ii). The Commitment Fee shall be payable quarterly in arrears on the fifteenth (15th) day following the last day of each calendar quarter for the prior calendar quarter and upon termination of the Revolving-1 Commitments.

      (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Administrative Agent (i) for the ratable benefit of the Lenders (including the Issuing Lender, as applicable) holding Dollar Revolving-1 Subcommitments, a letter of credit fee (the "Dollar Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Dollar Letter of Credit as such fee may be increased or decreased subject to the provisions of Section 2.11(b) from the date of issuance (or, in the case of Existing Letters of Credit outstanding on the Closing Date, from the Closing Date) to the date of expiration and (ii) for the ratable benefit of the Lenders (including the Issuing Lender, as applicable) holding Multi-currency Revolving-1 Subcommitments, a letter of

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

credit fee (the "Multi-currency Letter of Credit Fee", and together with the Dollar Letter of Credit Fee, the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Multi-currency Letter of Credit as such fee may be increased or decreased subject to the provisions of Section 2.11(b) from the date of issuance (or, in the case of Existing Letters of Credit outstanding on the Closing Date, from the Closing Date) to the date of expiration. The Letter of Credit Fee shall be payable quarterly in arrears on the fifteenth (15th) day following the last day of each calendar quarter for the prior calendar quarter. In addition to such Letter of Credit Fee, the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee of one-eighth of one percent (0.125%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it, such facing fee to be paid by the Borrower directly to the applicable Issuing Lender.

      (c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) above, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

      (d) Administrative Fee. The Borrower agrees to pay to the Agents the annual administrative fee as described in the Fee Letter.

      (e) The commissions, fees, charges, costs and expenses payable pursuant to this Section 2.7 shall be payable in the Permitted Currency in which the applicable Letter of Credit is denominated.

      SECTION 2.8 REDUCTION OF THE REVOLVING-1 COMMITMENTS

      (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Dollar Revolving-1 Committed Amount or the Multi-currency Revolving-1 Committed Amount at any time or from time to time upon not less than one (1) Business Day prior notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of Revolving-1 Loans made on the effective date thereof, (i) the sum of the then outstanding aggregate principal amount of Dollar Revolving-1 Loans plus Swingline Loans plus Dollar LOC Obligations would exceed the Dollar Revolving-1 Committed Amount or
(ii) the then outstanding aggregate principal Dollar Amount of Multi-currency Revolving-1 Loans plus the Dollar Amount of Multi-currency LOC Obligations would exceed the Multi-currency Revolving-1 Committed Amount. If the Borrower shall fail to specify in any such notice the applicable portion of the Revolving-1 Committed Amount to be reduced, then such reduction shall be applied pro rata to the Dollar Revolving-1 Committed Amount and the Multi-currency Revolving-1 Committed Amount.

      (b) Maturity Date. The Revolving-1 Commitments, the LOC Commitments and the Swingline Commitments shall automatically terminate on the Revolving-1 Commitment Termination Date.

      SECTION 2.9 PREPAYMENTS

      (a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that (i) each partial prepayment of Loans (other than Swingline Loans) shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 (or the Alternative Currency Amount thereof, as applicable) in excess thereof and (ii) each prepayment of Swingline Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof. The Borrower shall give irrevocable written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) of any such voluntary prepayment to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) not later than 1:30 P.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested prepayment in the case of Alternate Base Rate Loans, on the third (3rd) Business Day prior to the date of the requested prepayment in the case of LIBOR Rate Loans denominated in Dollars and on the fourth (4th) Business Day prior to the date of the requested prepayment in the case of Alternative Currency Loans. Each such notice of prepayment shall specify (A) the date of repayment, (B) the amount of repayment,
(C) whether the repayment is of Dollar Revolving-1 Loans, Multi-currency Revolving-1 Loans (including the applicable Permitted Currency), Swingline Loans, Tranche A-1 Term Loans, Incremental Term Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and (D) whether the repayment is of LIBOR Rate Loans or Alternate Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Prepayments of the Tranche A-1 Term Loan or an Incremental Term Loan under this Section 2.9(a) shall be applied ratably to the remaining principal installments thereof. Subject to the foregoing terms, amounts prepaid under this
Section 2.9(a) shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.9(a) shall be without premium or penalty except that all prepayments shall be subject to Section 2.19. Interest on the principal amount prepaid shall be payable on the date of such prepayment. Amounts prepaid on the Swingline Loans and the Revolving-1 Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Tranche A-1 Term Loan and the Incremental Term Loans may not be reborrowed.

      (b)   Mandatory Prepayments.

            (i)   Revolving-1 Committed Amount.

                  (A) Dollar Revolving-1 Subcommitment. If at any time the sum of the aggregate principal amount of outstanding Dollar Revolving-1 Loans plus Swingline Loans plus Dollar LOC Obligations shall exceed the Dollar Revolving-1 Committed Amount, the Borrower

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

immediately shall prepay Dollar Revolving-1 Loans and (after all Dollar Revolving-1 Loans have been repaid) cash collateralize the Dollar LOC Obligations, in an amount sufficient to eliminate such excess (such prepayment to be applied as set forth in clause (iv) below).

                  (B) Multi-currency Revolving-1 Subcommitment. If at any time, for any reason, the sum of the aggregate principal Dollar Amount of outstanding Multi-currency Revolving-1 Loans plus the Dollar Amount of Multi-currency LOC Obligations shall exceed the Multi-currency Revolving-1 Committed Amount, the Borrower immediately shall prepay Multi-currency Revolving-1 Loans and (after all Multi-currency Revolving-1 Loans have been repaid) cash collateralize the Multi-currency LOC Obligations, in an amount sufficient to eliminate such excess and in the Permitted Currency in which each of the applicable Multi-currency Letters of Credit are denominated (such prepayment to be applied as set forth in clause (iv) below).

            (ii) Asset Dispositions. Promptly following any Asset Disposition or series of Asset Dispositions which cumulatively aggregate in excess of $250,000,000 in any fiscal year, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds derived from all such Asset Dispositions (such prepayment to be applied as set forth in clause (iv) below); provided, however, that such Net Cash Proceeds shall not be required to be so applied to the extent (1) the Borrower delivers to the Administrative Agent a certificate stating that it intends to use such Net Cash Proceeds to acquire fixed or capital assets in replacement of the disposed assets, (2) such acquisition is committed to within one hundred eighty
(180) days of receipt of the Net Cash Proceeds and (3) such acquisition is consummated within two hundred seventy (270) days of receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested shall be applied to repay the Loans immediately thereafter.

            (iii) Recovery Event. To the extent of cash proceeds received in connection with a Recovery Event which are in excess of $10,000,000 in the aggregate and which are not applied to repair, replace or relocate damaged property or to purchase or acquire fixed or capital assets in replacement of the assets lost or destroyed within two hundred seventy (270) days (or three hundred sixty (360) days, in the case of improvements to real property) of the receipt of such cash proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of such cash proceeds (such prepayment to be applied as set forth in clause (iv) below).

            (iv) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.9(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 2.9(b)(i)(A), to the Dollar Revolving-1 Loans and then (after all Dollar Revolving-1 Loans have been repaid) to a cash collateral account in respect of Dollar LOC Obligations, (B) with respect to all amounts prepaid pursuant to Section 2.9(b)(i)(B), to the Multi-currency Revolving-1 Loans and then (after all Multi-currency Revolving-1 Loans have been repaid) to a cash collateral account in respect of Multi-currency LOC Obligations, and (C) with respect to all amounts prepaid pursuant to Sections 2.9(b)(ii) and (iii), (1) first, pro rata to the Tranche A-1 Term Loan and the Incremental Term Loans (ratably to the remaining principal installments thereof), and (2) second, pro rata to the Dollar Revolving-1 Loans and the Multi-currency Revolving-1 Loans with corresponding permanent pro rata reductions of the Dollar

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

Revolving-1 Committed Amount and the Multi-currency Revolving-1 Committed Amount and (after all Revolving-1 Loans have been repaid) to a cash collateral account in respect of Dollar LOC Obligations and Multi-currency LOC Obligations, pro rata. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this
Section 2.9(b) shall be subject to Section 2.19 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

            (v) Escrow of Prepayment Amounts. Notwithstanding the foregoing, so long as no Event of Default has occurred and is then continuing and at the Borrower's option, the Administrative Agent shall hold in escrow for the benefit of the Lenders all amounts required to be prepaid pursuant to this Section 2.9(b) and applied to LIBOR Rate Loans and shall release such amounts upon the expiration of the Interest Periods applicable to any such LIBOR Rate Loans being prepaid; provided, however, that upon the occurrence and during the continuance of an Event of Default, such escrowed amounts may be applied to LIBOR Rate Loans without regard to the expiration of any Interest Period and the Borrower shall make all payments under Section 2.19 resulting therefrom.

      SECTION 2.10 MINIMUM BORROWING AMOUNTS AND PRINCIPAL AMOUNTS OF TRANCHES.

      (a) Each Alternate Base Rate Loan (other than Swingline Loans) borrowing shall be in a minimum amount of $5,000,000 and whole multiples of $1,000,000 in excess thereof.

      (b) Each LIBOR Rate Loan borrowing shall be in a minimum amount of $10,000,000 and whole multiples of $1,000,000 (or, in each case, the Alternative Currency Amount thereof, as applicable) in excess thereof.

      (c) All borrowings, payments and prepayments in respect of Revolving-1 Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Revolving-1 Loans comprising any Tranche shall either be zero or shall not be less than $10,000,000 or a whole multiple of $1,000,000 (or, in each case, the Alternative Currency Amount thereof, as applicable) in excess thereof.

      SECTION 2.11 INTEREST; INTEREST PAYMENT DATES.

      (a) Subject to the provisions of Section 2.11(b), all Loans (other than Swingline Loans) shall bear interest as follows:

            (i) Alternate Base Rate Loans. During such periods as Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

            (ii) LIBOR Rate Loans. During such periods as Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the applicable LIBOR Rate plus the Applicable Percentage.

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

      (b) Upon the occurrence, and during the continuance, of an Event of Default under Section 7.1(a) or (e), or at the option of the Required Lenders during the continuance of any other Event of Default, the principal of and, to the extent permitted by law, interest on the Loans, and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate two percent (2%) greater than the applicable rate (including the Applicable Percentage) then in effect or, if no rate is then in effect, at a per annum rate two percent (2%) greater than the Alternate Base Rate plus the Applicable Percentage and the Letter of Credit Fees shall be increased by two percent (2%) per annum.

      (c) Interest on Loans shall be payable in arrears on each Interest Payment Date, subject to Section 2.14; provided that (i) interest owing under
Section 2.11(b) shall be payable on demand, (ii) interest owing in connection with any amounts repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) interest owing on LIBOR Loans which are converted pursuant to Section 2.12, shall be payable on the date of such conversion.

      SECTION 2.12 CONVERSION OPTIONS.

      (a) The Borrower may elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans (and, on the expiration of the applicable Interest Period with respect thereto, LIBOR Rate Loans to Alternate Base Rate Loans) by giving irrevocable written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 1:30 P.M. (Charlotte, North Carolina time) on the third
(3rd) Business Day prior to the date of the requested conversion (a "Notice of Conversion/Extension"). A form of Notice of Conversion/Extension is attached as
Schedule 2.12. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 (or, in each case, the Alternative Currency Amount thereof, as applicable) in excess thereof.

      (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.12(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

      SECTION 2.13 COMPUTATION OF INTEREST AND FEES.

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

      (a) Interest payable hereunder with respect to Alternate Base Rate Loans based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

      (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

      (c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

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

      SECTION 2.14 PRO RATA TREATMENT AND PAYMENTS.

      (a) Each borrowing of Revolving-1 Loans and any reduction of the Revolving-1 Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment under this Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.7, second, to interest then due and owing in respect of the Loans and, third, to principal then due and owing hereunder and under the Loans. Each payment on account of any fees pursuant to Section 2.7 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Letter of Credit retained by the Issuing Lender, the Issuing Lender Fees and fees payable to the Agents). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Loans shall be made pro rata to the applicable Lenders entitled thereto (on the basis of the applicable Commitment Percentage) according to the respective amounts due and owing first to Alternate Base Rate Loans and then to LIBOR Rate Loans in the direct order of Interest Period maturities. Each optional prepayment on account of principal of the Loans shall be applied as set forth in
Section 2.9(a). Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.9(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.20(b)) and shall be made (A) with respect to all Credit Party Obligations denominated in Dollars, to the Administrative Agent for the account of the Lenders entitled thereto, in Dollars and in immediately available funds not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due, and (B) with respect to all Alternative Currency Loans, to the Administrative Agent's Correspondent for the account of the Lenders entitled thereto, in such Alternative Currency and in immediately available funds not later than 11:00 A.M. (the time of the Administrative Agent's Correspondent) on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

      (b) Allocation of Payments After Acceleration. Notwithstanding any other provisions of this Agreement to the contrary, after an acceleration of the obligations under the Credit Documents pursuant to Section 7.2, all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

            FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

            SECOND, to payment of any fees owed solely to the Administrative Agent;

            THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

            FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

            FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations) and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (pro rata in accordance with all such amounts due);

            SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

            SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

      In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied
      (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 2.14(b).

      SECTION 2.15 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT.

      (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date (or, in the case of an Alternate Base Rate Loan, prior to the time) a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the

Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.

      (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

      (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.15 shall be conclusive in the absence of manifest error.

      SECTION 2.16 INABILITY TO DETERMINE INTEREST RATE.

      Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, (A) by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for an Interest Period or for an Alternative Currency, (B) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (C) it has become otherwise materially impractical for the Administrative Agent or the Lenders to make any Loan in an Alternative Currency, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of

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funding LIBOR Rate Loans that the Borrower has requested be outstanding as a
LIBOR Tranche during an Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower and the Lenders. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans or Alternative Currency Loans, as applicable, any Loans that were requested to be made as LIBOR Rate Loans or Alternative Currency Loans, as applicable, shall be made as Alternate Base Rate Loans in Dollars and any Loans that were requested to be converted into or continued as LIBOR Rate Loans or Alternative Currency Loans, as applicable, shall be converted into Alternate Base Rate Loans in Dollars. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans or Alternative Currency Loans, as applicable, for the Interest Periods or Alternative Currencies so affected.

      SECTION 2.17 ILLEGALITY.

      Notwithstanding any other provision of this Agreement, if the adoption of or any change, in each case after the Closing Date, in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans or Alternative Currency Loans, as applicable, as contemplated by this Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or Alternative Currency Loans, as applicable, or continue LIBOR Rate Loans or Alternative Currency Loans, as applicable, as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans or Alternative Currency Loans, as applicable, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans in Dollars. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any currency exchange loss and any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans or Alternative Currency Loans, as applicable, hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

      SECTION 2.18 REQUIREMENTS OF LAW.

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      (a)   If the adoption of or any change, in each case after the Closing
Date, in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

            (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, any Alternative Currency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

            (iii) shall impose on such Lender any other condition;

      and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans, Alternative Currency Loans, or the Letters of Credit or to reduce any amount receivable hereunder or under any Note and such Lender's costs have increased with respect to other customers under similar circumstances, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans, Alternative Currency Loans, or Letters of Credit; provided that the Borrower shall not be obligated to so pay or compensate such Lender to the extent such increased cost or reduced amount receivable was effected more than ninety (90) days prior to the date of delivery of the certificate required by the following sentence, provided that such 90-day period shall be extended to include any period of retroactive effect. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower (which certificate shall be delivered to the Administrative Agent promptly following a Lender's receipt of notice or knowledge of any such adoption or change) shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

      (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the Closing Date does or shall have

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

the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, and such Lender has experienced such effect with respect to other customers under similar circumstances, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

      (c) The agreements in this Section 2.18 shall survive the termination of this Agreement and payment of the Credit Party Obligations.

      SECTION 2.19 INDEMNITY.

      The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any LIBOR Rate Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing of a LIBOR Rate Loan after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment of a LIBOR Rate Loan after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a LIBOR Rate Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, or in a currency other than as required hereunder, in each case including, but not limited to, any foreign exchange cost and any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans hereunder; provided that the Borrower shall not be obligated to so indemnify or hold harmless any Lender to the extent such loss or expense was incurred by such Lender more than ninety (90) days prior to the date of delivery of the certificate required by the following sentence (nothing herein being meant to impair or otherwise affect the Borrower's liability for any other such loss or expense subsequently incurred by such Lender). A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate shall be delivered to the Administrative Agent promptly following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Agreement and payment of the Credit Party Obligations.

      SECTION 2.20 TAXES.

      (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.20(b), made free and clear of, and without: deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of

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

whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender or its LIBOR Lending Office and franchise taxes imposed on such Lender or its LIBOR Lending Office) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender but excluding any interest or penalties caused by such Lender's failure to pay any such taxes when due.

      (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form W8BEN or W-8ECI as set forth in clause (i) above, or (x) a certificate substantially in the form of Schedule 2.20 (any such certificate, a "2.20 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.20(a), but subject to the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that

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

establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.20(a) to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.20(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.20, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.20(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

      (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

      (d)   If the Borrower pays any additional amount pursuant to this Section
2.20 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower's payments to such Lender pursuant to this Section 2.20(d), then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.20(d) shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.20(d) to the Borrower or any other party.

      (e) The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Credit Party Obligations.

      SECTION 2.21 INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

      (a) In addition to its other obligations under Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to

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

honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

      (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

      (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Governmental Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

      (d) Nothing in this Section 2.21 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.3(d). The obligations of the Borrower under this Section 2.21 shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

      (e) Notwithstanding anything to the contrary contained in this Section 2.21, the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by an Issuing Lender), as determined by a court of competent jurisdiction.

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      SECTION 2.22 DEFAULTING LENDERS; LIMITATION ON CLAIMS.

      (a) Generally. In addition to the rights and remedies that may be available to the Administrative Agent or the Borrower under this Agreement or applicable law, if at any time a Lender is a Defaulting Lender such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Credit Documents (excluding for purposes hereof, those matters requiring the unanimous consent or approval of the Lenders, or requiring the approval of each Lender directly affected thereby, pursuant to Section 9.1(a) through 9.1(e) or Section 9.6(a)), including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Required Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Credit Document until such defaulted payment and related interest has been paid in full and such default no longer exists and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Administrative Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Administrative Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the default of such Defaulting Lender being cured.

      (b) Purchase of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire at par all of a Defaulting Lender's Commitment and all outstanding Credit Party Obligations owing to such Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire such proportion of such Defaulting Lender's Commitment on a pro rata basis. Upon any such purchase, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Credit Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof subject to and in accordance with the requirements set forth in Section 9.6, including an appropriate Commitment Transfer Supplement. The purchase price for the Commitment of a Defaulting Lender shall be equal to the sum of the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender, plus any accrued interest with respect thereto, plus any fees or other amounts owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Administrative Agent shall apply against such purchase price any amounts retained by the Administrative Agent pursuant to

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

the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower on account of principal of and interest on the Loans and the Notes, and fees and other amounts due under the Credit Documents which accrued prior to the date of the payment of the purchase price, to the extent the same are received by the Administrative Agent from or on behalf of the Borrower net of any amount then owing by the Defaulting Lender to the Administrative Agent. There shall be no recourse against any Lender or the Administrative Agent for the payment of such sums by the Borrower except to the extent of the receipt of payments from any other party or in respect of the Loans.

      SECTION 2.23 REPLACEMENT OF LENDERS.

      If any Lender (a) shall become affected by any of the changes or events described in Sections 2.16, 2.17, 2.18 or 2.20 and shall petition the Borrower for any increased cost or amounts thereunder, (b) is a Defaulting Lender or (c) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.1 or any other provision of any Credit Document requires the consent of all affected Lenders and with respect to which the Required Lenders shall have granted their consent (any such Lender being hereinafter referred to as a "Replaced Lender"), then in such case, the Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent and such Replaced Lender (or such shorter notice period specified by the Administrative Agent), designate a replacement lender (a "Replacement Lender") acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Lender shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Borrower and the Replaced Lender) of all amounts owed to such Replaced Lender under Sections 2.16, 2.17, 2.18 and
2.20 assign all (but not less than all) of its rights, obligations, Loans and Commitments hereunder; provided, that all amounts owed to such Replaced Lender by the Borrower (except liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Agreement) shall be paid in full as of the date of such assignment. Upon any assignment by any Lender pursuant to this Section 2.23 becoming effective, the Replacement Lender shall thereupon be deemed to be a "Lender" for all purposes of this Agreement (unless such Replacement Lender was, itself, a Lender prior thereto) and such Replaced Lender shall thereupon cease to be a "Lender" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Section 2.16, 2.17, 2.18 or 2.20 and Section 9.5 while such Replaced Lender was a Lender;).

      Notwithstanding any Replaced Lender's failure or refusal to assign its rights, obligations, Loans and Commitments under this Section 2.23, the Replaced Lender shall cease to be a "Lender" for all purposes of this Agreement and the Replacement Lender shall be substituted therefor upon payment to the Replaced Lender by the Replacement Lender of all amounts set forth in this Section 2.23 without any further action of the Replaced Lender.

      SECTION 2.24 ALTERNATIVE CURRENCY MATTERS.

      (a) Effectiveness of euro Provisions. With respect to any state (or the currency of such state) that is not a Participating Member State on the Closing Date, the provisions of this

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Section 2.24 shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a Participating Member State.

      (b) Basis of Accrual. Subject to clause (a) above, with respect to the currency of any state that becomes a Participating Member State after the Closing Date, the accrual of interest or fees expressed in this Agreement with respect to such currency shall be based upon the applicable convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the euro, which such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

      (c)   Redenomination of Alternative Currency Loans.

            (i) Conversion to the Alternate Base Rate. If any Alternative Currency Loan is required to bear interest based on the Alternate Base Rate rather than the LIBOR Rate pursuant to Section 2.16, Section 2.17 or any other applicable provision hereof, such Loan shall be funded in Dollars in an amount equal to the Dollar Amount of such Loan, all subject to the provisions of
Section 2.9(b). The Borrower shall reimburse the Lenders upon any such conversion for any amounts required to be paid under Section 2.19.

            (ii) Redenomination of Loans. Subject to clause (a) above, any Loan to be denominated in the currency of the applicable Participating Member State shall be made in the euro.

            (iii) Redenomination of Obligations. Subject to clause (a) above, any obligation of any party under this Agreement or any other Credit Document which has been denominated in the currency of a Participating Member State shall be redenominated into the euro.

            (iv) Further Assurances. The terms and provisions of this Agreement will be subject to such reasonable changes of construction as reasonably determined by the Administrative Agent to reflect the implementation of the EMU in any Participating Member State or any market conventions relating to the fixing and/or calculation of interest being changed or replaced and to reflect market practice at that time, and subject thereto, to put the Administrative Agent, the Lenders and the Borrower in the same position, so far as possible, that they would have been if such implementation had not occurred. In connection therewith, the Borrower agrees, at the request of the Administrative Agent, at the time of or at any time following the implementation of the EMU in any Participating Member State or any market conventions relating to the fixing and/or calculation of interest being changed or replaced, to enter into an agreement amending this Agreement in such manner as the Administrative Agent shall reasonably request.

      (d) Regulatory Limitation. In the event, as a result of increases in the value of Alternative Currencies against the Dollar or for any other reason, the obligation of any of the

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Lenders to make Multi-currency Revolving-1 Loans (taking into account the Dollar
Amount of the Obligations and all other indebtedness required to be aggregated under 12 U.S.C.A. Section 84, as amended, the regulations promulgated thereunder and any other Requirement of Law) is determined by such Lender to exceed its then applicable legal lending limit under 12 U.S.C.A. Section 84, as amended, and the regulations promulgated thereunder, or any other Requirement of Law, the amount of additional Multi-currency Revolving-1 Loans such Lender shall be obligated to make or issue or participate in hereunder shall immediately be reduced to the maximum amount which such Lender may legally advance (as determined by such Lender), the obligation of each of the remaining Lenders hereunder shall be proportionately reduced, based on their applicable Multi-currency Revolving-1 Commitment Percentages and, to the extent necessary under such laws and regulations (as determined by each of the Lenders, with respect to the applicability of such laws and regulations to itself), and the Borrower shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Multi-currency Revolving-1 Loans outstanding hereunder by an amount sufficient to comply with such maximum amounts.

      (e) Exchange Indemnification and Increased Costs. The Borrower shall, upon demand from the Administrative Agent, pay to the Administrative Agent, any Issuing Lender or any applicable Lender, the amount of (i) any loss or cost or increased cost incurred by the Administrative Agent, any Issuing Lender or any applicable Lender, (ii) any reduction in any amount payable to or in the effective return on the capital to the Administrative Agent, any Issuing Lender or any applicable Lender, (iii) any interest or any other return, including principal, foregone by the Administrative Agent or any applicable Lender as a result of the introduction of, change over to or operation of the euro, or (iv) any currency exchange loss, that Administrative Agent, any Issuing Lender or any Lender sustains as a result of any payment being made by the Borrower in a currency other than that originally extended to the Borrower or as a result of any other currency exchange loss incurred by the Administrative Agent or any applicable Lender under this Agreement; provided that the Borrower shall not be obligated to make any such payment to any Lender to the extent any such loss, cost or expense was incurred by such Lender more than ninety (90) days prior to the date of delivery of the certificate required by the following sentence (nothing herein being meant to impair or otherwise affect the Borrower's liability for any other such loss, cost or expense subsequently incurred by such Lender). A certificate of the Administrative Agent, such Issuing Lender or such Lender delivered through the Administrative Agent to the Borrower (which certificate shall be delivered to the Administrative Agent promptly following the event causing any such payment) setting forth the basis for determining such additional amount or amounts necessary to compensate the Administrative Agent, such Issuing Lender or the applicable Lender shall be conclusively presumed to be correct save for manifest error.

      (f) Exchange Rates. For purposes of determining the Borrower's compliance with Section 2.9(b)(i)(B) or the borrowing limits set forth in
Section 2.1(a)(ii) and Section 2.3(a), the Dollar Amount of any Multi-currency Revolving-1 Loan or Multi-currency LOC Obligation with respect to a Multi-currency Letter of Credit to be made, continued, converted or issued in an Alternative Currency shall be determined in accordance with the terms of this Agreement by the Administrative Agent (in respect of the most recent Revaluation
Date). Such Dollar Amount shall become effective as of such Revaluation Date for such Multi-currency Revolving-1 Loan or

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Multi-currency Letter of Credit and shall be the Dollar Amount employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur for such Multi-currency Revolving-1 Loan or Multi-currency Letter of Credit.

      (g) Rounding and Other Consequential Changes. Subject to clause (a) above, without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to the respective obligations of the Borrower to the Administrative Agent and the Lenders and the Administrative Agent and the Lenders to the Borrower under or pursuant to this Agreement, except as expressly provided in this Agreement, each provision of this Agreement, including, without limitation, the right to combine currencies to effect a set-off, shall be subject to such reasonable changes of interpretation as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or change over to the euro in Participating Member States.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

      SECTION 3.1 FINANCIAL CONDITION. The consolidated balance sheets and the related statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year ending December 31, 2003 and for the most recently ended fiscal quarter ending more than sixty (60) days prior to the Closing Date, are complete and correct and present fairly, in all material respects, the financial condition of, and the results of operations for, such Persons as of such dates. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). The Borrower and its Restricted Subsidiaries, taken as a whole, have on the Closing Date no material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the annual financial information provided as of the immediately preceding fiscal year end referred to above and as set forth on Schedule 3.1 or as set forth on
Schedule 6.1(b).

      SECTION 3.2 NO CHANGE. Since December 31, 2003 (or after delivery of annual audited financial statements in accordance with Section 5.1(a), from the date of the most recently delivered annual audited financial statements) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to

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conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      SECTION 3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of the Borrower and the other Credit Parties has the requisite corporate or company power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Borrower and the other Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Borrower and the other Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of each of the Borrower and the other Credit Parties, as the case may be. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of each of the Borrower and the other Credit Parties, as the case may be, enforceable against each of the Borrower and Credit Parties, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      SECTION 3.5 NO LEGAL BAR; NO DEFAULT. The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of the Borrower or its Restricted Subsidiaries (except those as to which waivers or consents have been obtained) in any respect which could reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      SECTION 3.6 NO MATERIAL LITIGATION. Except as set forth in Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

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      SECTION 3.7 GOVERNMENT ACTS.

      (a) Neither the Borrower nor any Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      (b) Neither the Borrower nor any of its Restricted Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 3.8 MARGIN REGULATIONS. No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The aggregate value of all "margin stock" owned by the Borrower and its Restricted Subsidiaries taken as a group does not exceed twenty-five percent (25%) of the value of their assets.

      SECTION 3.9 ERISA.

      Except as could not reasonably be expected to have a Material Adverse Effect,

      (a) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code;

      (b) no termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period; and

      (c) neither the Borrower, nor any of its Subsidiaries, nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan.

      SECTION 3.10 ENVIRONMENTAL MATTERS.

      Except as to matters which could not reasonably be expected to have a Material Adverse Effect:

      (a) the facilities and properties owned, leased or operated by the Borrower or any of its Restricted Subsidiaries (the "Real Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law;

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      (b)   the Real Properties and all operations of the Borrower and/or its
Subsidiaries at the Real Properties are in compliance, and have in the last five
(5) years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Real Properties or violation of any Environmental Law with respect to the Real Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business");

      (c) neither the Borrower nor any of its Restricted Subsidiaries has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Business, nor does the Borrower or any of its Restricted Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened;

      (d) Hazardous Materials have not been transported or disposed of from the Real Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Real Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

      (e) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Restricted Subsidiary is or will be named as a party with respect to the Real Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Real Properties or the Business; and

      (f) there has been no release or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of the Borrower or any Restricted Subsidiary in connection with the Real Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

      SECTION 3.11 PURPOSE OF LOANS. The proceeds of the Loans hereunder shall be used solely by the Borrower to provide for working capital, Permitted Acquisitions, Restricted Payments permitted hereunder and other general corporate purposes (including Capital Stock repurchase programs). The Letters of Credit shall be used for general corporate purposes.

      SECTION 3.12 SUBSIDIARIES. Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of the Borrower. Information on the attached
Schedule includes jurisdiction of incorporation; the number of shares of each class of Capital Stock or other equity interests outstanding; the number and percentage of outstanding shares of each class of stock owned by Borrower or its Subsidiaries; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than those arising under or contemplated in

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connection with the Credit Documents). As of the Closing Date, there are no
Unrestricted Subsidiaries other than the Unrestricted Subsidiaries specifically listed in the definition thereof.

      SECTION 3.13 OWNERSHIP. Each of the Borrower and its Restricted Subsidiaries (a) is the owner of, and has good and marketable title to, all of its respective assets, except as may be permitted pursuant to Section 6.12 hereof, and none of such assets is subject to any Lien other than Permitted Liens and (b) enjoys peaceful and undisturbed possession of all Real Properties that are necessary for the operation and conduct of its business.

      SECTION 3.14 INDEBTEDNESS. Except as otherwise permitted under Section 6.1, the Borrower and its Restricted Subsidiaries have no Indebtedness.

      SECTION 3.15 TAXES. Each of the Borrower and its Restricted Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed other than returns for which failure to file would not have a Material Adverse Effect and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (iii) for which nonpayment would not have a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries is aware as of the Closing Date of any proposed tax assessments against it or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.16 INTELLECTUAL PROPERTY. Each of the Borrower and its Restricted Subsidiaries owns, or has the legal right to use, all trademarks, tradenames, patents, copyrights, technology, know-how and processes (collectively, the "Intellectual Property") material and necessary for each of them to conduct its business as currently conducted. Set forth on Schedule 3.16 is a list of all Intellectual Property owned by the Borrower and its Restricted Subsidiaries or that the Borrower and its Restricted Subsidiaries have the right to use. Except as provided on Schedule 3.16, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower or any of its Restricted Subsidiaries know of any such claim, and, to the knowledge of the Borrower or any of its Restricted Subsidiaries, the use of such Intellectual Property by the Borrower or any of its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      SECTION 3.17 SOLVENCY. The fair saleable value of all Credit Parties' assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. The Credit Parties on a consolidated basis, will not (a) have unreasonably small capital in relation to the business in which they are engaged or (b) have incurred, or believe that they will have incurred after giving effect to the transactions contemplated by this Credit Agreement, Indebtedness beyond their ability to pay such Indebtedness as it becomes due.

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      SECTION 3.18 INVESTMENTS. All Investments of each of the Borrower and its
Restricted Subsidiaries are Permitted Investments.

      SECTION 3.19 LOCATION OF COLLATERAL. Set forth on Schedule 3.19 is, as of the Closing Date, a list of the owned real property of the Borrower and its Restricted Subsidiaries with street address, county and state where located.

      SECTION 3.20 NO BURDENSOME RESTRICTIONS. None of the Borrower or any of its Restricted Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.21 BROKERS' FEES. None of the Borrower or any of its Restricted Subsidiaries has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with the Extensions of Credit contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement and the Fee Letter.

      SECTION 3.22 LABOR MATTERS. None of the Borrower or any of its Restricted Subsidiaries (i) is currently suffering any strikes, walkouts, work stoppages or other material labor difficulty, other than as set forth in Schedule 3.22 or
(ii) has knowledge of any potential or pending strike, walkout or work stoppage, other than as set forth in Schedule 3.22.

      SECTION 3.23 SECURITY DOCUMENTS. The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently (or will be, upon the filing of appropriate financing statements and the recordation of the applicable Mortgage Documents in each case in favor of Wachovia, as Administrative Agent for the Lenders) perfected security interests and Liens, prior to all other Liens other than Permitted Liens to the extent required by the Security Documents.

      SECTION 3.24 MATERIAL CONTRACTS. Schedule 3.24 sets forth a true and correct and complete list of all Material Contracts currently in effect. All of the Material Contracts are in full force and effect and no material defaults currently exist thereunder.

      SECTION 3.25 ACCURACY AND COMPLETENESS OF INFORMATION. All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact now known to the Borrower or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the

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Borrower to the Administrative Agent and/or the Lenders. Notwithstanding
anything contained in this Section 3.25, the parties hereto acknowledge and agree that uncertainty is inherent in any forecasts and projections and that such forecasts and projections do not constitute guarantees of future performance.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      SECTION 4.1 CONDITIONS TO CLOSING DATE AND INITIAL EXTENSIONS OF CREDIT.

      The effectiveness of this Agreement and the obligation of the Lenders to make the initial Extensions of Credit is subject to the satisfaction of the following conditions precedent:

      (a) Execution of Agreement. The Administrative Agent shall have received the following, executed by a duly authorized officer of each party thereto: (i) counterparts of this Agreement and each of the Security Documents not previously delivered and (ii) an appropriate Note for the account of each Lender requesting a Note.

      (b) Authority Documents. The Administrative Agent shall have received a secretary's certificate substantially in the form of Schedule 4.1(b) with respect to each Credit Party attaching the following:

            (i) Charter Documents. To the extent requested by the Administrative Agent, copies of the articles of incorporation or other charter documents, as applicable, of each of the Credit Parties certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization.

            (ii) Resolutions. Copies of resolutions of the governing body of each of the Credit Parties approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution, delivery and performance thereof, certified by an officer or general partner of such Person, as applicable, as of the Closing Date to be true and correct and in force and effect as of such date.

            (iii) Bylaws. A copy of the bylaws or similar document of each of the Credit Parties and each corporate general partner of such Person, as applicable, certified by an officer of such Person or corporate general partner, as applicable, as of the Closing Date to be true and correct and in force and effect as of such date.

            (iv) Good Standing. To the extent requested by the Administrative Agent, copies of certificates of good standing, existence or its equivalent with respect to each of the Credit Parties certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization.

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            (v)   Incumbency. An incumbency certificate of each of the Credit
Parties and each corporate general partner of such Person, as applicable, certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

      (c) Legal Opinions of Counsel. The Administrative Agent shall have received opinions of legal counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent.

      (d) Litigation. There shall not exist any pending litigation or investigation or unresolved regulatory matters affecting or relating to the Borrower or any of its Restricted Subsidiaries, this Agreement and the other Credit Documents that could reasonably be expected to have a Material Adverse Effect, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

      (e) Reaffirmation Agreement. The Administrative Agent shall have received the Reaffirmation Agreement, executed by a duly authorized officer of each party thereto. Notwithstanding anything in the Credit Documents to the contrary, the Credit Parties shall not be required to obtain or reimburse any costs related to (i) updated Uniform Commercial Code lien searches, (ii) any updates or amendments to any Mortgage Documents, (iii) any title endorsements with respect to the real property subject to the Mortgage Documents or (iv) any legal opinions with respect to the real property subject to the Mortgage Documents.

      (f) Liability, Casualty and Business Interruption Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein or in the Security Documents and business interruption insurance satisfactory to the Agents. The Administrative Agent shall be named (to the extent permitted) as loss payee and/or additional insured on all such insurance policies for the benefit of the Lenders.

      (g) Fees. The Administrative Agent, the Syndication Agent and the Lenders shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.7.

      (h) Solvency Evidence. The Administrative Agent shall have received an officer's certificate for the Credit Parties prepared by the chief financial officer or treasurer of the Borrower as to the financial condition, solvency and related matters of the Credit Parties taken as a whole, after giving effect to the initial borrowings under the Credit Documents, in substantially the form of
Schedule 4.1(h).

      (i) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1(a).

      (j) Corporate Structure. The corporate, capital and ownership structure of the Borrower and its Subsidiaries shall be as described in Schedule 3.12.

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      (k)   Government Consent. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the transactions contemplated by the Credit Documents and the financings and other transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

      (l) Compliance with Laws. The financings and other transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including Environmental Laws and all applicable securities and banking laws, rules and regulations).

      (m) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in Section 3.1 hereof.

      (n) Material Adverse Change. There shall not have been any occurrence or happening resulting in a Material Adverse Effect since December 31, 2003.

      (o) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by the chief financial officer or treasurer of the Borrower on behalf of the Credit Parties as of the Closing Date stating that (A) the Credit Parties and each of their Subsidiaries are in compliance in all material respects with all existing material financial obligations, (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding; is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect a Credit Party, any of the Credit Parties' Subsidiaries or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or be reasonably expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) no Default or Event of Default exists, (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and
(3) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 on a pro forma basis.

      (p) Disclosure Schedules. The Lenders shall have received each of the disclosure schedules to this Agreement and shall have approved the information contained therein to their reasonable satisfaction.

      (q) Payment of Certain Amounts Outstanding under Existing Credit Agreement. The Borrower shall have been paid in cash in full all accrued but unpaid interest and fees due pursuant to the Existing Credit Agreement.

      (r) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

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      SECTION 4.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligation of each
Lender to make any Loan and issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the date of making such Loan or issuing such Letter of Credit:

      (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

      (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

      (c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Dollar Revolving-1 Loans plus Swingline Loans plus Dollar LOC Obligations shall not exceed the Dollar Revolving-1 Committed Amount, (ii) the sum of the aggregate principal Dollar Amount of outstanding Multi-currency Revolving-1 Loans plus the Dollar Amount of Multi-currency LOC Obligations shall not exceed the Multi-currency Revolving-1 Committed Amount, (iii) the Dollar Amount of the LOC Obligations shall not exceed the LOC Committed Amount and (iv) the Swingline Loans shall not exceed the Swingline Committed Amount.

      (d) Additional Conditions to Revolving-1 Loans. If such Loan is made pursuant to Section 2.1, all conditions set forth in such Section shall have been satisfied.

      (e) Additional Conditions to Swingline Loan. If such Loan is made pursuant to Section 2.2, all conditions set forth in such Section shall have been satisfied.

      (f) Additional Conditions to Letters of Credit. If such Letter of Credit is issued pursuant to Section 2.3, all conditions set forth in such Section shall have been satisfied.

      Each request for the making of a Loan or issuance of a Letter of Credit and each acceptance by the Borrower of any such Loan or Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of the making of such Loan or the issuance of such Letter of Credit that the applicable conditions in paragraphs (a) through (f) of this Section have been satisfied.

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                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

      The Borrower hereby covenants and agrees that on the Closing Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Loan remains outstanding and unpaid and the Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, the Borrower shall, and shall cause each of its Restricted Subsidiaries to:

      SECTION 5.1 FINANCIAL STATEMENTS.

      Furnish to the Administrative Agent for distribution to each of the
Lenders:

      (a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower:

            (i) (A) consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year and (B) the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries, as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default; and

            (ii) (A) consolidated statements of income and cash flows of the Borrower and its Restricted Subsidiaries and (B) the related consolidated balance sheet of the Borrower and its Restricted Subsidiaries combined in significant groups, in each case as at the end of such fiscal year, setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, accompanied by a certificate of a Responsible Officer of the Borrower, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Restricted Subsidiaries as combined or of the Borrower and its Restricted Subsidiaries, as the case may be, and such consolidated financial statements fairly present the respective financial condition and results of operations of the Borrower and its Restricted Subsidiaries, in accordance with GAAP consistently applied, as at the end of and for such period (subject to normal year-end audit adjustments); and

      (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, (i) (A) consolidated statements of income and cash flows of the Borrower and its Subsidiaries, (B) consolidated statements of income and cash flows of the Borrower and its Restricted Subsidiaries, in each case for such period and for the period from the beginning of

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the respective fiscal year to the end of such period, and (C) consolidating statements of income of the Borrower and its directly owned Subsidiaries combined in significant groups for such period, and (ii) (A) the related consolidated and consolidating balance sheet of the Borrower and its Subsidiaries and (B) the related consolidated balance sheet of the Borrower and its Restricted Subsidiaries, in each case as at the end of such period, setting forth in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a Responsible Officer of the Borrower, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries or of the Borrower and its Restricted Subsidiaries, as the case may be, and such consolidating financial statements fairly present the respective unconsolidated financial condition and results of operations of the Borrower and each group of such Subsidiaries, in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

      all such financial statements to be accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

      SECTION 5.2 CERTIFICATES; OTHER INFORMATION.

      Furnish to the Administrative Agent for distribution to each of the
Lenders:

      (a) promptly upon their becoming available, to the extent not available by electronic means, copies of all registration statements and regular periodic reports, if any, that the Borrower shall have filed with the SEC or any national securities exchange;

      (b) promptly upon mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

      (c) at the time it furnishes each set of financial statements pursuant to Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer of the Borrower (i) certifying that (A) the Borrower and its Restricted Subsidiaries during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement to be observed, performed or satisfied by it and (B) no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower and its Restricted Subsidiaries are in compliance with
Section 5.9 as of the end of the respective quarterly fiscal period or fiscal year;

      (d) within thirty (30) days after the same are sent, to the extent not available by electronic or other readily accessible means, copies of all reports (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its stockholders, and within thirty (30) days after the same are filed, copies of all financial statements and non-confidential reports which the

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Borrower may make to, or file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

      (e) within ninety (90) days after the end of each fiscal year of the Borrower, a certificate containing information regarding the amount of all Asset Dispositions, Debt Issuances, and Equity Issuances that were made during such prior fiscal year and amounts received in connection with any Recovery Event during such prior fiscal year; and

      (f) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower or any of its Subsidiaries or any ERISA Affiliate (including, without limitation, any reports or other information required to be filed under ERISA with respect to any Plan or Multiemployer Plan, or any other information regarding the assets, operations or liabilities of any Plan or Multiemployer Plan) as any Lender or the Administrative Agent may reasonably request.

      SECTION 5.3 PAYMENT OF OBLIGATIONS.

      Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all of its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Restricted Subsidiaries, as the case may be.

      SECTION 5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

      (a) Preserve and maintain (i) its legal existence and (ii) all of its material rights, privileges, licenses and franchises, except with respect to clause (ii), where failure to so maintain could not reasonably be expected to have a Material Adverse Effect (provided that nothing in this Section 5.4 shall prohibit any transaction expressly permitted under Section 6.4).

      (b) Pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its assets prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy (i) the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or (ii) in respect of which the failure to make such payment or discharge could not reasonably be expected to have a Material Adverse Effect.

      SECTION 5.5 MAINTENANCE OF PROPERTY, INSURANCE.

      (a) Keep all material property used or useful in its business in good working order and condition (ordinary wear and tear and obsolescence excepted).

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      (b)   Maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts as currently maintained by the Borrower and its Restricted Subsidiaries; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried; provided, however, that the Borrower and its Restricted Subsidiaries may maintain self insurance plans to the extent companies of similar size and in similar businesses do so. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days' prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of the Borrower or any of its Restricted Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies. The present insurance coverage of the Borrower and its Restricted Subsidiaries is outlined as to carrier, policy number, expiration date, type and amount on Schedule 5.5(b).

      (c) On or before the Closing Date, deliver, to the extent not previously delivered, to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Borrower and its Restricted Subsidiaries hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, each year the Borrower will deliver to the Administrative Agent certificates of insurance evidencing that all insurance required to be maintained by the Borrower and its Restricted Subsidiaries hereunder will be in effect through the calendar year following the date of such certificates, subject only to the payment of premiums as they become due.

      (d) In case of any material loss, damage to or destruction of the Property of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage or destruction.

      SECTION 5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

      (a) Keep adequate records and books of account in which complete entries in accordance with GAAP consistently applied and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities.

      (b) Upon reasonable prior notice, permit representatives of the Agents (or upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Lenders), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Real Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Agents (or upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Lenders).

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      SECTION 5.7 NOTICES.

      Give prompt notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

      (a) within five (5) Business Days after any Credit Party knows or has reason to know thereof, the occurrence of any Default or Event of Default or a change in the Borrower's Debt Rating by either S&P or Moody's;

      (b) any default or event of default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

      (c) any legal or arbitral proceedings before any Governmental Authority and any material development in respect of such legal or other proceedings affecting the Borrower or any of its Restricted Subsidiaries, except proceedings that could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

      (d) as soon as possible, and in any event within ten (10) days after any Credit Party or any of its Restricted Subsidiaries or any ERISA Affiliate knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Officer of the Borrower or such Credit Party setting forth details respecting such event or condition and the action, if any, that the Borrower, any Credit Party or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower, any Credit Party or any ERISA Affiliate with respect to such event or condition):

            (i) any Reportable Event with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided; that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

            (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by any Credit Party or any of its Subsidiaries or any ERISA Affiliate to terminate any Plan;

            (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Credit Party or any of its Subsidiaries or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

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            (iv)  the complete or partial withdrawal from a Multiemployer Plan by any Credit Party or any of its Subsidiaries or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

            (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Credit Party or any of its Subsidiaries or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days; and

            (vi)  the adoption of an amendment to any Plan that, pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Credit Party or any of its Subsidiaries or any ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

      (e) any assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Restricted Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect; and

      (f) any other development or event which could reasonably be expected to have a Material Adverse Effect.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth- details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

      SECTION 5.8 ENVIRONMENTAL LAWS.

      Without limiting the general terms set forth in Section 5.11:

      (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

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      (b)   Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

      (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Restricted Subsidiaries or the Real Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Credit Party Obligations.

      SECTION 5.9 FINANCIAL COVENANTS.

      The Borrower shall, and shall cause each of its Restricted Subsidiaries to, comply with the following financial covenants:

      (a) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower and its Restricted Subsidiaries, shall be less than or equal to 4.00 to 1.00.

      (b) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Borrower and its Restricted Subsidiaries, shall be greater than or equal to 3.00 to 1.0.

      SECTION 5.10 OBLIGATIONS REGARDING SUBSIDIARIES; ADDITIONAL CREDIT PARTIES; PLEDGED ASSETS.

      (a) Except as permitted by Section 6.4, the Borrower will, and will cause each of its Restricted Subsidiaries to take such action from time to time as shall be necessary to ensure that each of its Restricted Subsidiaries remains a Subsidiary at all times.

      (b) As soon as practicable and in any event within thirty (30) days after the date (the "Creation Date") that (i) any Person (whether newly formed, acquired or otherwise) becomes a Material Restricted Subsidiary or (ii) any existing Credit Party acquires any additional Collateral, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the assets of such Person and shall:

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            (i)   within sixty (60) days (or such longer period, not to exceed a total of ninety (90) days, as agreed to by the Administrative Agent in its sole discretion) after the Creation Date, if such Person is a wholly-owned Domestic Subsidiary of a Credit Party, cause such Person to become a Guarantor hereunder by executing a Joinder Agreement,

            (ii) within sixty (60) days (or such longer period as agreed to by the Administrative Agent in its sole discretion) after the Creation Date, cause one hundred percent (100%) (if such Person is a Domestic Subsidiary) or, unless otherwise agreed by the Administrative Agent, sixty-five percent (65%) (if such Person is a First Tier Foreign Subsidiary) of the Capital Stock of such Person to be delivered to the Administrative Agent (together with, in the case of a Person that has issued certificated Capital Stock, undated stock powers signed in blank (unless, with respect to a First Tier Foreign Subsidiary, such stock powers are inapplicable or deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Administrative Agent pursuant to, in the case of the pledge of Capital Stock of a Domestic Subsidiary, a joinder to the Pledge Agreement and, in the case of the pledge of Capital Stock of a First Tier Foreign Subsidiary, an appropriate pledge agreement(s) in form reasonably acceptable to the Administrative Agent,

            (iii) within sixty (60) days (or such longer period as agreed to by the Administrative Agent in its sole discretion) after the Creation Date, if such Person is a Domestic Subsidiary, cause such Person to grant a security interest in all owned real property of such Person that is material to the operations of the Borrower and its Subsidiaries, taken as a whole (as reasonably determined by the Agents, in consultation with the Borrower), and all personal property of such Person pursuant to appropriate mortgages and/or security agreements in substantially the form of the Security Agreement and the Mortgage Documents, as applicable, or a joinder to the Security Agreement or the Mortgage Documents, as applicable, subject to no other Liens other than Permitted Liens, and

            (iv) within sixty (60) days (or such longer period as agreed to by the Administrative Agent in its sole discretion) after the Creation Date, deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate Collateral filings, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's liens thereunder).

      (c) Each Credit Party will cause all existing and newly-acquired Collateral to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the requirements of Section 5.10(b) and the terms and conditions of the Security Documents or such other security documents as the Administrative Agent shall reasonably request, subject only to Permitted Liens.

      (d)   Notwithstanding the provisions of this Section 5.10 to the contrary,
(i) the Borrower and its Subsidiaries shall not be required to pledge a security interest in any Excluded

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Collateral and (ii) so long as no Default or Event of Default has occurred and is then continuing or would result therefrom and the Borrower has demonstrated pro forma compliance (after giving effect to such redesignation) with the financial covenants set forth in Section 5.9 to the reasonable satisfaction of the Agents, the Borrower may from time to time designate or change any of its Subsidiaries' status as a Restricted Subsidiary or an Unrestricted Subsidiary.

      SECTION 5.11 COMPLIANCE WITH LAW. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its assets, all to the extent noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.12 AMENDMENTS, MODIFICATIONS. The Borrower will furnish to the Administrative Agent a copy of each modification, supplement or waiver of any provisions of any agreement, instrument or other document evidencing or relating to the charter or bylaws of the Borrower or any of its Restricted Subsidiaries promptly upon the effectiveness thereof.

      SECTION 5.13 FURTHER ASSURANCES. Upon the request of the Administrative Agent promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, authorization letters in respect of financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

      The Borrower hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Loan remains outstanding and unpaid and the Obligations, together with interest, Commitment Fees and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, the Borrower shall, and shall cause each of its Restricted Subsidiaries, to act in accordance with the following:

      SECTION 6.1 INDEBTEDNESS.

      The Borrower will not, nor will it permit any Restricted Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

      (a) Indebtedness arising or existing under this Agreement and the other Credit Documents;

      (b) Indebtedness of the Borrower and its Restricted Subsidiaries existing as of the Closing Date as referenced in the financial statements referenced in Section 3.1 (and set out more specifically in Schedule 6.1(b)) hereto and renewals, refinancings or extensions thereof in a

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principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

      (c) Indebtedness (including Capital Lease Obligations and obligations permitted under Section 6.12) incurred to finance the purchase of equipment, and other Capital Lease Obligations, not to exceed $50,000,000 in the aggregate outstanding at any time; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

      (d) intercompany Indebtedness of the Restricted Subsidiaries of the Borrower to the Borrower or to other Restricted Subsidiaries of the Borrower or of the Borrower to any of its Restricted Subsidiaries;

      (e) obligations in connection with any Permitted Receivables Financing, to the extent such obligations constitute Indebtedness;

      (f) additional unsecured Indebtedness of the Borrower and its Restricted Subsidiaries; provided that both before and after giving effect to the incurrence of such Indebtedness, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the financial covenants set forth in
Section 5.9;

      (g) Indebtedness of a Restricted Subsidiary (i) consisting of tax-advantaged industrial revenue bond, industrial development bond or other similar financings assumed (or taken subject to) in connection with (but not incurred in connection with or in anticipation of) a Permitted Acquisition and
(ii) existing at the time such Person becomes a Restricted Subsidiary pursuant to a Permitted Acquisition provided that such Indebtedness was not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary;

      (h) Indebtedness in respect of Hedging Agreements to the extent permitted hereunder;

      (i)   other Subordinated Indebtedness; and

      (j) other secured Indebtedness of the Borrower and its Restricted Subsidiaries up to but not exceeding $50,000,000 in the aggregate at any one time outstanding.

      SECTION 6.2 LIENS.

            The Borrower will not, nor will it permit any Restricted Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its assets, whether now owned or hereafter acquired, except for Permitted Liens.

      SECTION 6.3 NATURE OF BUSINESS.

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      Neither the Borrower nor any of its Restricted Subsidiaries will engage to any substantial extent in any line or lines of business activity other than operations involved in the manufacture, processing and distribution of food or packaging products or the lines of business conducted by the Borrower or any of its Restricted Subsidiaries as of the Closing Date or which are related thereto.

      SECTION 6.4 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

      The Borrower will not, nor will it permit any Restricted Subsidiary to,

      (a) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

      (b) acquire any business or assets from, or Capital Stock of, or be a party to any acquisition of, any Person except:

            (i) for purchases of inventory and other assets to be sold or used in the ordinary course of business;

            (ii)  Investments permitted under Section 6.5, and

            (iii) Permitted Acquisitions;

      (c) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or assets, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests), but excluding:

            (i)   any Excluded Disposition or Specified Sale;

            (ii) obsolete or worn-out Property, tools or equipment no longer used or useful in its business (other than any Excluded Disposition) or real Property no longer used or useful in its business;

            (iii) any sale, lease or transfer of assets from a Credit Party to another Credit Party;

            (iv) any sale of Transferred Assets by such Person to a Receivables Financier in connection with a Permitted Receivables Financing;

            (v)   any sale to the extent permitted under Section 6.12; and

            (vi) sales, transfers and other dispositions of other assets so long as the aggregate amount thereof sold or otherwise disposed of in any single fiscal year by the Borrower and its Restricted Subsidiaries shall not have a book value in excess of ten percent (10%) of the book value of the total assets of the Borrower and its Restricted Subsidiaries owned on the later of the Closing Date or the first day of such fiscal year;

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      provided, that in each case with respect to subsection (vi) above at least eighty-five (85%) of the consideration received therefor by the Borrower or any such Restricted Subsidiary is in the form of cash or Cash Equivalents or Capital Stock or assets acquired in connection with a Permitted Acquisition or Permitted Investment; and

      (d) Notwithstanding the foregoing provisions of this Section 6.4, if after giving effect to any of the succeeding transactions, no Default or Event of Default will exist hereunder:

            (i) any Subsidiary of the Borrower may be merged or consolidated with or into: (A) the Borrower if the Borrower shall be the continuing or surviving corporation or (B) any other Subsidiary; provided that when any Restricted Subsidiary is merging or consolidating with or into an Unrestricted Subsidiary and the Restricted Subsidiary is not the continuing or surviving Person, the Borrower shall have complied with the requirements of Section 5.10(d); and

            (ii) the Borrower or any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary of the Borrower; provided that if the transferor in such a transaction is the Borrower or a Restricted Subsidiary and the transferee is not the Borrower or a Restricted Subsidiary, the Borrower shall have complied with the requirements of
Section 5.10(d) with respect to the transfer of such assets.

      (e) Notwithstanding the foregoing provisions of this Section 6.4, any Unrestricted Subsidiary may be sold, liquidated, wound up or dissolved, or may sell, lease, transfer or otherwise dispose of any or all of its assets.

      SECTION 6.5 ADVANCES, INVESTMENTS AND LOANS.

      The Borrower will not, nor will it permit any Restricted Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.

      SECTION 6.6 TRANSACTIONS WITH AFFILIATES.

      Except as expressly permitted by this Agreement, the Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly: (a) make any investment in an Affiliate other than Permitted Investments; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate other than Permitted Investments; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate other than Permitted Acquisitions or other transactions permitted under Section 6.4 or 6.5; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (i) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Restricted Subsidiaries and receive reasonable compensation for his or her services in such capacity and (ii) the

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Borrower and its Restricted Subsidiaries may enter into transactions (other than extensions of credit by the Borrower or any of its Restricted Subsidiaries to an Affiliate that are not Permitted Investments) if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Restricted Subsidiaries as the monetary or business consideration that would be obtained in a comparable transaction with a Person not an Affiliate.

      SECTION 6.7 OWNERSHIP OF SUBSIDIARIES; RESTRICTIONS. The Borrower will not, nor will it permit any Restricted Subsidiary to, create, form or acquire any Subsidiaries, except for (a) wholly-owned Domestic Subsidiaries which, if Material Restricted Subsidiaries, are joined as Additional Credit Parties in accordance with the terms hereof, (b) other Domestic Subsidiaries (i) which are Restricted Subsidiaries or (ii) subject to the requirements of Section 5.10(d), which are Unrestricted Subsidiaries, or (c) Foreign Subsidiaries. The Borrower will not, nor will it permit its Restricted Subsidiaries to, sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of its Restricted Subsidiaries, nor will it permit any of its Restricted Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of its Capital Stock or other equity interests, except in a transaction permitted by
Section 6.4.

      SECTION 6.8 FISCAL YEAR; ORGANIZATIONAL DOCUMENTS; MATERIAL CONTRACTS. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, change its fiscal year except in the event that any such change could not reasonably be expected to have a Material Adverse Effect. The Borrower will not, nor will it permit any Restricted Subsidiary to, amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) or its jurisdiction of incorporation in any manner that could reasonably be expected to have a Material Adverse Effect without the prior written consent of the Required Lenders. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, without the prior written consent of the Administrative Agent, amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any of the Material Contracts, except in the event that such amendments, modifications, cancellations or terminations could not reasonably be expected to have a Material Adverse Effect.

      SECTION 6.9 LIMITATION ON ACTIONS.

      (a) The Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (i) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party, (iii) make loans or advances to any Credit Party, (iv) sell, lease or transfer any of its properties or assets to any Credit Party, or
(v) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Credit Documents, (B) applicable law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (D) customary restrictions and conditions

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contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder,
(E) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness, (F) customary provisions in leases and other contracts restricting the assignment thereof, (G) restrictions contained in documents executed in connection with any Permitted Receivables Financing, (H) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (I) restrictions or conditions existing as a result of the issuance of preferred stock by a Subsidiary pursuant to warrants outstanding as of the Closing Date for the acquisition thereof, (J) any document or instrument governing the Senior Notes as in effect on the Closing Date, and (K) any indenture agreement, instrument or other arrangement relating to the assets or business of any Subsidiary and existing prior to the consummation of the Permitted Acquisition in which such Subsidiary was acquired.

      (b) The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except (i) pursuant to this Agreement and the other Credit Documents, (ii) pursuant to applicable law, (iii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that in the case of Section 6.1(c) any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (v) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness,
(vi) restrictions or conditions as the result of the issuance of preferred stock by a Subsidiary pursuant to warrants outstanding as of the Closing Date for the acquisition thereof, (vii) customary provisions in leases and other contracts restricting the assignment thereof, (viii) pursuant to the documents executed in connection with any Permitted Receivables Financing (but only to the extent that the related prohibitions against other encumbrances pertain to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Financing), (ix) restrictions in any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (x) restrictions or conditions contained in any document or instrument governing the Senior Notes as in effect on the Closing Date, and (xi) any indenture agreement, instrument or other arrangement relating to the assets or business of any Subsidiary and existing prior to the consummation of the Permitted Acquisition in which such Subsidiary was acquired.

      SECTION 6.10 RESTRICTED PAYMENTS. The Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any

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Credit Party (directly or indirectly through Subsidiaries), (c) to make dividends to or repurchases from the Borrower or the holders of ownership interests of such Restricted Subsidiary the proceeds of which shall be used to pay taxes that are then due and payable, (d) in the case of a Receivables Financing SPC, to make Restricted Payments to its owners to the extent of net income or other assets available therefor under applicable law, and (e) to make other Restricted Payments; provided, however (i) for so long as the Leverage Ratio of the Borrower as of the end of the most recently ended fiscal quarter for which financial statements have been delivered in accordance with Section 5.1(b) is greater than or equal to 3.75 to 1.0, such Restricted Payments shall not exceed $50,000,000 during any fiscal year, and (ii) after giving effect to such Restricted Payments on a Pro Forma Basis, no Default or Event of Default shall have occurred and/or be continuing or be directly or indirectly caused as a result thereof. For the purpose of clarification, it is hereby understood and agreed that to the extent any Restricted Payments are made by the Borrower or any Restricted Subsidiary in a fiscal year prior to the time upon which subclause (e)(i) above applies (i.e., at the time that the Leverage Ratio of the Borrower as of the end of the most recently ended fiscal quarter is less than
3.75 to 1.0), the amount of such Restricted Payments made prior to such time shall not be counted in the limitation set forth in subclause (e)(i) above.

      SECTION 6.11 PAYMENTS OF SUBORDINATED DEBT, ETC. The Borrower will not, nor will it permit any Restricted Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Subordinated Indebtedness in a manner materially adverse to the interests of the Lenders (including specifically shortening the final maturity or average life to maturity or requiring any payment to be made sooner than originally scheduled or increase the interest rate or fees applicable thereto or change any subordination provision thereof). The Borrower will not, nor will it permit any Restricted Subsidiary to make any optional or voluntary prepayment of Subordinated Indebtedness.

      SECTION 6.12 SALE LEASEBACKS. The Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired in excess of $50,000,000 in the aggregate on an annual basis, (a) which the Borrower or any Restricted Subsidiary has sold or transferred or is to sell or transfer to a Person which is not the Borrower or any Subsidiary or (b) which the Borrower or any Restricted Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by the Borrower or any Restricted Subsidiary to another Person which is not the Borrower or any Subsidiary in connection with such lease.

      SECTION 6.13 USE OF PROCEEDS. The Borrower will not use the proceeds of the Loans and Letters of Credit in a manner inconsistent with the uses permitted under Section 3.11 hereof.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

      SECTION 7.1 EVENTS OF DEFAULT.

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      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

      (a) The Borrower shall fail to pay any principal on any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for three (3) Business Days (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder); or

      (b) Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

      (c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.4(a), 5.7(a) or 5.9 or Article VI hereof; or (ii) any Credit Party shall fail to comply with any other covenant, contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1 (a) or 7.1(c)(i) above), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence; or

      (d) The Borrower or any of its Restricted Subsidiaries shall (i) default in any of its obligations under the Contingent Subordinated Obligation; (ii) default in any payment of principal of or interest on any Indebtedness (other than the Credit Party Obligations) in a principal amount outstanding of at least $50,000,000 in the aggregate for the Borrower and any of its Restricted Subsidiaries beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $50,000,000 in the aggregate for the Borrower and its Restricted Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

      (e) (i) The Borrower or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution,

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composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Restricted Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Restricted Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any Restricted Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower or any Restricted Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) the Borrower or any Restricted Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due; or

      (f) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance or other creditworthy indemnitor) of $50,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

      (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Borrower, any of its Restricted Subsidiaries or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Borrower, any of its Restricted Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

      (h) A reasonable basis shall exist for the assertion against the Borrower or any of its Restricted Subsidiaries, or any predecessor in interest of the Borrower or any of its Restricted Subsidiaries, of (or there shall have been asserted against the Borrower or any of its Restricted Subsidiaries) an Environmental Claim that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to the Borrower or any of its Restricted Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely

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to have a Material Adverse Effect (insofar as such amount is payable by the
Borrower or any of its Restricted Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

      (i)   A Change of Control shall occur; or

      (j) The Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor's obligations under the Guaranty; or

      (k) Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive).

      SECTION 7.2 ACCELERATION; REMEDIES. Upon the occurrence of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, the Administrative Agent shall have the right to enforce any and all other rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Security Documents, all rights and remedies against a Guarantor and all rights of set-off, and the Administrative Agent shall have the right to enforce any and all other rights and remedies of a creditor under applicable law, and (b) if such event is any other Event of Default, with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower (a copy of which shall be sent to the Lenders), take any or all of the following actions: (i) declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; (iii) enforce any and all other rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Security Documents, all rights and remedies against a Guarantor and all rights of set-off; and (iv) enforce any and all rights and remedies of a creditor under applicable law. Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

      SECTION 7.3 JUDGMENT CURRENCY. The obligation of the Borrower to pay the Credit Party Obligations and the obligation of any such Person to make payments of any other amounts payable hereunder or pursuant to any other Credit Document in the currency specified for such

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payment shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Administrative Agent and Lenders of the full amount of the particular Permitted Currency expressed to be payable pursuant to the applicable Credit Document. The Administrative Agent shall, using all amounts obtained or received from the Borrower pursuant to any such tender or recovery in payment of principal of and interest on the Credit Party Obligations, promptly purchase the applicable currency at the most favorable spot exchange rate determined by the Administrative Agent to be available to it. The obligation of the Borrower to make payments in the applicable currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable currency the amount, if any, by which such actual receipt shall fall short of the full amount of the currency expressed to be payable pursuant to the applicable Credit Document.

                                  ARTICLE VIII
                                    THE AGENT

      SECTION 8.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints Wachovia as the Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes Wachovia, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

      SECTION 8.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its Affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

      SECTION 8.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity,

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effectiveness, genuineness, enforceability or sufficiency of any of the Credit
Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Credit Parties of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Credit Parties.

      SECTION 8.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

      SECTION 8.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

      SECTION 8.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs

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of the Credit Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Credit Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

      SECTION 8.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity hereunder (to the extent not reimbursed by a Credit Party and without limiting the obligation of a Credit Party to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the termination of this Agreement and payment of the Credit Party Obligations.

      SECTION 8.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent in its individual capacity and not in its capacity as Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent in its individual capacity shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

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      SECTION 8.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may
resign as Administrative Agent upon thirty (30) days' prior notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, so long as no Default or Event of Default has occurred and is continuing, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor Administrative Agent has accepted appointment as Administrative Agent within sixty (60) days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

      SECTION 8.10 RESPONSIBILITY OF OTHER AGENTS. Except as specifically provided herein, the Syndication Agent, each documentation agent and any other agents designated as such on the signature pages hereto (other than the Administrative Agent) shall have no responsibilities under this Agreement or the other Credit Documents other than as a Lender.

      SECTION 8.11 COLLATERAL AND GUARANTY MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

      (a) to release any Lien (granted to or held by the Administrative Agent, for the ratable benefit of itself and the Lenders, under any Credit Document) on any Collateral (i) upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder, the termination of the Lenders' Commitments and the expiration or termination of, or other arrangements for cash collateral or security through one or more letters of credit in respect of, all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, (iii) owned by an Unrestricted Subsidiary or any Restricted Subsidiary which is designated as an Unrestricted Subsidiary pursuant to Section 5.10(d), or (iv) subject to Section 9.1, if approved, authorized or ratified in writing by the Required Lenders;

      (b) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such Collateral that is permitted by clause (c) of the definition of Permitted Liens; and

      (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; it being understood and agreed that the consent of any of the Lenders shall not be required in connection

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with the sale of assets or equity interests, or the designation or removal from time to time of certain Subsidiaries as Guarantors, in each case in compliance with Section 5.10(d) and Article VI.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, in each case pursuant to this Section 8.11.

                                   ARTICLE IX
                                  MISCELLANEOUS

      SECTION 9.1 AMENDMENTS, WAIVERS AND CONSENTS. Neither this Agreement, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement or modification shall:

      (a) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or the reimbursement obligations with respect to any Letters of Credit, or extend the expiry of any Letter of Credit beyond the Maturity Date, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby (it being understood and agreed that changes to the financial definitions and financial covenants herein shall only require the consent of the Required Lenders and waivers of mandatory prepayments of the Loans required pursuant to Section 2.9(b) shall not constitute increases in the Commitment of any Lender or extensions of the scheduled date of any payments to any Lender); or

      (b) amend, modify or waive any provision of Section 2.14 in a manner that would reduce the pro rata amount of any Lender's share of the payments or commitment reductions required thereby, or this Section 9.1, or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or

      (c) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent, or affect the rights or duties of the Issuing Lenders under this Agreement or any LOC Documents relating to any Letter of Credit issued or to be issued without the written consent of the Issuing Lenders, or affect the rights or duties of the Swingline Lender

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under this Agreement without the written consent of the Swingline Lender, or amend, modify or waive any provisions of the Fee Letter without the written consent of the parties thereto; or

      (d) release all or substantially all of the Guarantors from their obligations under the Guaranty (other than as specifically permitted or contemplated in this Agreement or the other Credit Documents) without the written consent of all of the Lenders; or

      (e) release all or substantially all of the Collateral (other than as specifically permitted or contemplated in this Agreement or the other Credit Documents) without the written consent of all of the Lenders; or

      Any such waiver, any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

      Notwithstanding any of the foregoing to the contrary, the consent of the Credit Parties shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver. In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Agreement by unilaterally amending or supplementing the Register from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

      Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

      SECTION 9.2 NOTICES. Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto or to the Administrative Agent's Correspondent to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein and the appropriate confirmation is received, (c) the day following the day on which the same has been delivered prepaid or pursuant to an invoice arrangement to a reputable national overnight air courier service, or (d) on the earlier of receipt or the fifth (5th) Business Day following the day on

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which the same is sent by certified or registered mail, postage prepaid, return receipt requested, in each case, addressed as follows in the case of the Borrower, the other Credit Parties, the Administrative Agent and the Administrative Agent's Correspondent, and as set forth on Schedule 9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

      The Borrower and the    [Borrower/Name of Credit Party]
      other Credit Parties:   c/o Dean Foods Company
                              2515 McKinney Ave., Suite 1200
                              Dallas, Texas 75201
                              Attention: Treasurer
                              Telecopier: (214) 303-3499
                              Telephone: (214) 303-3400

      The Administrative      Wachovia Bank, National Association
      Agent:                  Charlotte Plaza, 8th Floor
                              201 South College Street
                              Charlotte, North Carolina 28288-0608
                              Attention: Syndication Agency Services
                              Telecopier: (704) 383-0288
                              Telephone: (704) 374-2698

                              with a copy to:

                              Wachovia Bank, National Association
                              One Wachovia Center, DC-5
                              Charlotte, North Carolina 28288-0737
                              Attention: Mr. Jorge Gonzalez
                              Telecopier: (704) 715-1117
                              Telephone: (704) 383-8461

      The Administrative      Wachovia Bank, National Association, London Branch
      Agent's Correspondent:  3 Bishopsgate
                              London 3C2N 3AB
                              United Kingdom
                              Attn: Ms. Maureen Hart
                              Telephone No.: +44 (0) 207 956 4309
                              Telecopy No.: +44 (0) 207 929 4644

      SECTION 9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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      SECTION 9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All
representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all of the Credit Party Obligations (excluding the Hedging Obligations) have been paid in full.

      SECTION 9.5 PAYMENT OF EXPENSES AND TAXES. The Credit Parties (jointly and severally) agree (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender, the Swingline Lender, each Issuing Lender, and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Credit Documents, and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (which may be separate counsel) to each of the foregoing Persons (including reasonable allocated costs of in-house legal counsel), (c) on demand, to pay, indemnify, and hold each Lender, the Swingline Lender, each Issuing Lender, and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Swingline Lender, each Issuing Lender, and the Administrative Agent and their Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to the Administrative Agent or any Lender, the Swingline Lender, or any Issuing Lender, with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Person, as determined by a court of competent jurisdiction. The agreements in this Section 9.5 shall survive repayment or assignment of the Loans, Notes and all other amounts payable hereunder.

      SECTION 9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS.

      (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the other Credit Parties, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that no Credit Party may assign or transfer any of its

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rights or obligations under this Agreement or the other Credit Documents without the prior written consent of each Lender.

      (b) Any Lender may, without notice to or consent of any Credit Party or any Agent, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder; (provided, however, that no settlement date relating to any such sale shall occur prior to the date which is one (1) Business Day after the Closing Date). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement, and the Credit Parties and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan, or extend the expiry date of any Letter of Credit in which such Participant is participating beyond the Maturity Date, or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) release all or substantially all of the Guarantors from their obligations under the Guaranty,
(iii) release all or substantially all of the Collateral, or (iv) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement other than in accordance with this Agreement. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19, 2.20 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time, but no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

      (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time after the Closing Date, sell or assign to any Lender, any Affiliate of a Lender, or in the case of the Tranche A-1 Term Loan or any Incremental Term Loans, any special purpose entity created thereby (including, without limitation, any entity which is engaged

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in investing in bank loans and is administered by a Lender or an Affiliate of a
Lender) or an Approved Fund and with the consent of the Administrative Agent (provided, however, that no settlement date relating to such sale or assignment shall occur prior to the date which is one (1) Business Day after the Closing
Date) and, so long as no Event of Default has occurred and is continuing, the Borrower (in each case, which consent shall not be unreasonably withheld or delayed), to one or more additional banks, funds or other financial institutions ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the Loans in minimum amounts of (x) $5,000,000 with respect to its Dollar Revolving-1 Subcommitment and its Dollar Revolving-1 Loans, (y) $5,000,000 with respect to its Multi-currency Revolving-1 Subcommitment and its Multi-currency Revolving-1 Loans or (z) $1,000,000 with respect to its Tranche A-1 Term Loan or any Incremental Term Loan (or, if less, the entire amount of such Lender's obligations or such lesser amount agreed to by the Borrower and the Administrative Agent), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that any sale or assignment to an existing Lender, an Affiliate of a Lender or in the case of the Tranche A-1 Term Loan or any Incremental Term Loan, a special purpose entity created thereby or an Approved Fund shall not require the consent of the Administrative Agent or the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, and to the extent requested by the Purchasing Lender shall execute and deliver to the Administrative Agent in exchange for the Notes delivered by the transferor Lender to the Administrative Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled".

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      (d)   The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan(s) and the Commitment recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee of $3,500 for each Purchasing Lender listed in such Commitment Transfer Supplement and any Notes subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

      (f) The Credit Parties authorize each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Credit Parties, their Subsidiaries and their Affiliates which has been delivered to such Lender by or on behalf of the Credit Parties pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Credit Parties in connection with such Lender's credit evaluation of the Credit Parties and their Affiliates prior to becoming a party to this Agreement, in each case subject to Section 9.15.

      (g) At the time of each assignment pursuant to this Section 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.20 Certificate) described in Section 2.20.

      (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including, without limitation, any right to payment of principal and interest of any Loan) to any creditor or representative of creditors including any assignment to any Federal Reserve Bank or a Farm Credit Bank in accordance with applicable laws. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of any Credit Party or the Administrative Agent, assign or pledge all or any portion of its Tranche A-1 Term Loan or its Incremental Term Loan or any instrument evidencing its rights as a Lender under the Tranche A-1 Term Loan or any Incremental Term Loan under this Agreement to any trustee for, or any other representative of, holders of obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 9.6 concerning assignments.

      SECTION 9.7 ADJUSTMENTS; SET-OFF.

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      (a)   Each Lender agrees that if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefited Lender shall promptly notify the Administrative Agent thereof, and purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Credit Party agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

      (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to any Credit Party, any such notice being expressly waived by each Credit Party to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of a Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Credit Party to such Lender hereunder and claims of every nature and description of such Lender against such Credit Party, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against each Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Credit Party, or against anyone else claiming through or against such Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower (or other Credit Party, as the case may be) and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      (c) Any amount to be set-off pursuant to clause (b) above may be denominated in any Permitted Currency. Any such amount which is denominated in an Alternative Currency shall be

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converted to Dollars in an amount equal to the Dollar Amount of such amount at the most favorable spot exchange rate determined by the Administrative Agent to be available to it; provided that if at the time of any such determination no such spot exchange rate can reasonably be determined, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, any such determination to be conclusive absent manifest error. Each Lender and any assignee or participant of such Lender in accordance with Section 9.6 are hereby authorized by each Credit Party to combine currencies, as deemed necessary by such Person, in order to effect any set-off pursuant to clause (b) above.

      SECTION 9.8 TABLE OF CONTENTS AND SECTION HEADINGS. The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

      SECTION 9.9 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

      SECTION 9.10 EFFECTIVENESS. This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

      SECTION 9.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 9.12 INTEGRATION. This Agreement and the other Credit Documents represent the entire agreement of the Credit Parties, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent, any Credit Party or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

      SECTION 9.13 GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

      SECTION 9.14 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Agreement or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of North Carolina or the State of New York, and, by execution and delivery of this Agreement, each of the Borrower and the other Credit Parties accepts, for itself

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and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each of the Borrower and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by each of the Borrower and the other Credit Parties to be effective and binding service in every respect. To the fullest extent it may legally and effectively do so, each of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

      SECTION 9.15 CONFIDENTIALITY.

      The Administrative Agent and each of the Lenders agrees that it will use its commercially reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, affiliates, auditors or counsel or to another Lender) any information with respect to the Borrower and its Subsidiaries which is furnished pursuant to this Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this Section 9.15,
(b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency ("OCC") or the National Association of Insurance Commissioners ("NAIC") or the Farm Credit Administration ("FCA") or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, after notice to the Borrower and opportunity to object to such disclosure to the extent reasonably practicable,
(d) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 9.15, (e) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6, provided that such prospective transferee shall have been made aware of this Section 9.15 and shall have agreed to be bound by its provisions as if it were a party to this Agreement or (f) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications.

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      SECTION 9.16 ACKNOWLEDGMENTS.

      The Borrower and the other Credit Parties each hereby acknowledges that:

      (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

      (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor;

      (c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders; and

      (d) this Agreement constitutes an amendment and restatement of the Existing Credit Agreement, as amended, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement, as amended, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, as amended, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the Commitments of the Lenders hereunder.

      SECTION 9.17 APPROVALS AND ACKNOWLEDGEMENTS.

      (a) The Credit Parties and the Lenders hereby acknowledge and approve the amendments to the Security Documents set forth in the Reaffirmation Agreement.

      (b) The Borrower has previously designated certain Subsidiaries as Restricted Subsidiaries. Pursuant to the terms of the Existing Credit Agreement, the Credit Parties are required to deliver to the Administrative Agent certain documents, certificates and confirmations in connection with such designation. The Administrative Agent and the Lenders hereby waive any Default or Event of Default that may have resulted from the failure of the Borrower and its Subsidiaries to comply with applicable deadlines in the Credit Documents with respect to such designation. As soon as possible but in any event within ninety
(90) days after the Closing Date (unless such time period is extended by the Administrative Agent in its sole discretion), the Borrower shall have complied with the provisions of Section 5.10 with respect to the designation of such Restricted Subsidiaries.

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      SECTION 9.18 WAIVERS OF JURY TRIAL. THE BORROWER, THE OTHER CREDIT
PARTIES, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and other Credit Documents ("Disputes"), and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute.

      SECTION 9.19 PATRIOT ACT. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                                    ARTICLE X
                                    GUARANTY

      Each of the Guarantors hereby agrees as follows:

      SECTION 10.1 THE GUARANTY.

      In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Administrative Agent and the Lenders. If any or all of the indebtedness of the Borrower to the Administrative Agent and the Lenders becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent and the Lenders, on order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the indebtedness. The word "indebtedness" is used in this
Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Agreement, including, without limitation, Hedging Obligations permitted hereunder, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any

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statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

      Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

      SECTION 10.2 BANKRUPTCY. Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in
Section 7.1(e), and unconditionally promises to pay such indebtedness to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

      SECTION 10.3 NATURE OF LIABILITY. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the indebtedness which the Administrative Agent or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason, of any such proceeding. The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, any Hedging Agreement entered into in connection with this Agreement, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

      SECTION 10.4 INDEPENDENT OBLIGATION. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or

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actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

      SECTION 10.5 AUTHORIZATION. Each of the Guarantors authorizes the Administrative Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the indebtedness and exchange, enforce, waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

      SECTION 10.6 RELIANCE. It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

      SECTION 10.7 WAIVER.

      (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against the Borrower, any other Guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent's or any Lender's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other Guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrower, any other Guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. Without limiting the generality of the provisions of this Article X, each of the Guarantors hereby specifically waives the benefits of N.C. Gen. Stat. Section 26-7 through 26-9, inclusive or similar provision of any Applicable Law. The Administrative Agent or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

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      (b)   Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of each of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

      (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Administrative Agent and the Lenders against the Borrower or any other guarantor of the indebtedness of the Borrower owing to the Lenders (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Loans hereunder shall have been paid, the Letters of Credit have expired or terminated (or otherwise have been cash collateralized to the satisfaction of the Issuing Lenders) and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Administrative Agent and the Lenders to secure payment of the indebtedness of the Borrower until such time as the Loans hereunder shall have been paid, the Letters of Credit have expired or terminated (or otherwise have been cash collateralized to the satisfaction of the Issuing Lenders) and the Commitments have been terminated.

      SECTION 10.8 LIMITATION ON ENFORCEMENT. The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders upon the terms of this Agreement. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

      SECTION 10.9 CONFIRMATION OF PAYMENT. The Administrative Agent and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the commitments relating thereto terminated, subject to the provisions of Section 10.2.

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      SECTION 10.10 AGREEMENTS FOR CONTRIBUTION.

      (a) To the extent any Guarantor is required, by reason of its obligations hereunder, to pay to any Lender an amount greater than the amount of value (as determined in accordance with applicable law) actually made available to or for the benefit of such Guarantor on account of this Agreement, this Guaranty or any other Credit Document, such Guarantor shall have an enforceable right of contribution against the Borrower and the remaining Guarantors, and the Borrower and the remaining Guarantors shall be jointly and severally liable, for repayment of the full amount of such excess payment. Subject only to the subordination provided in Section 10.7(c), such Guarantor further shall be subrogated to any and all rights of the Lenders against the Borrower and the remaining Guarantors to the extent of such excess payment.

      (b) To the extent that any Guarantor would, but for the operation of this Section 10.10 and by reason of its obligations hereunder or its obligations to other Guarantors under this Section 10.10, be rendered insolvent for any purpose under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code), each of the Guarantors hereby agrees to indemnify such Guarantor and commits to make a contribution to such Guarantor's capital in an amount at least equal to the amount necessary to prevent such Guarantor from having been rendered insolvent by reason of the incurrence of any such obligations.

      (c) To the extent that any Guarantor would, but for the operation of this Section 10.10 be rendered insolvent under any applicable law (whether federal or state and including, without limitation, the Bankruptcy Code) by reason of its incurring of obligations to any other Guarantor under the foregoing clauses (a) and (b), such Guarantor shall, in turn, have rights of contribution and indemnity, to the full extent provided in the foregoing clauses
(a) and (b), against the Borrower and the remaining Guarantors, such that all obligations of all of the Guarantors hereunder and under this Section 10.10 shall be allocated in a manner such that no Guarantor shall be rendered insolvent for any purpose under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code) by reason of its incurrence of such obligations.

      SECTION 10.11 REINSTATEMENT. The Guarantors agree that, if any payment made by the Borrower or any other Person applied to the Credit Party Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any collateral are required to be returned by the Administrative Agent or any Lender to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, any Guarantor, under any applicable law or equitable cause, then, to the extent of such payment or repayment, the liability of each Guarantor hereunder shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantors in respect of the amount of such payment.

                            [Signature Pages Follow]

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                                      116

      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:                     DEAN FOODS COMPANY

                              By: ______________________________________
                              Name: Cory M Olson
                              Title: SVP/Treasurer

GUARANTORS:                   31 LOGISTICS, INC., a Delaware corporation

                              ALTA-DENA CERTIFIED DAIRY, INC., a Delaware corporation

                              BARBER ICE CREAM, LLC, a Delaware limited liability company

                              BARBER MILK, INC., a Delaware corporation
                              (formerly known as Barber Dairies, Inc., by change of name only)

                              BERKELEY FARMS, INC., a California corporation

                              BROUGHTON FOODS, LLC, a Delaware limited liability company

                              COUNTRY DELITE FARMS, LLC, a Delaware limited liability company

                              COUNTRY FRESH, LLC, a Michigan limited liability company

                              CREAMLAND DAIRIES, INC., a New Mexico corporation

                              DAIRY FRESH, LLC, a Delaware limited liability company

                              DEAN DAIRY HOLDINGS, LLC, a Delaware limited liability company

                              DEAN DAIRY PRODUCTS COMPANY, a Pennsylvania corporation

                              DEAN FOODS COMPANY OF CALIFORNIA, INC., a Delaware corporation

                              DEAN FOODS COMPANY OF INDIANA, INC., a Delaware corporation

                              Each of the above:
                              By: ______________________________________
                              Name:  Cory Olson
                              Title: Authorized Agent

[Amended and Restated Credit Agreement - Dean Foods Company]

                              DEAN FOODS NORTH CENTRAL, INC., a Delaware corporation

                              DEAN HOLDING COMPANY, a Delaware corporation
                              (formerly known as Blackhawk Acquisition Corp., successor by merger to Dean Foods Company, a Delaware corporation)

                              DEAN ILLINOIS DAIRIES, LLC, a Delaware limited liability company

                              DEAN INTERNATIONAL HOLDING COMPANY, a Delaware corporation

                              DEAN MANAGEMENT CORPORATION, a Delaware
                              corporation (formerly known as Suiza Management Corporation, by change of name only)

                              DEAN MIDWEST II, LLC, a Delaware limited liability company

                              DEAN MIDWEST, LLC, a Delaware limited liability company

                              DEAN MILK COMPANY, INC., a Kentucky corporation

                              DEAN NATIONAL BRAND GROUP, INC., a Delaware corporation (formerly known as Morningstar Foods Inc.)

                              DEAN NORTHEAST II, LLC, a Delaware limited liability company

                              DEAN NORTHEAST, LLC, a Delaware limited liability company (formerly known as Suiza GTL, LLC, by change of name only)

                              DEAN PICKLE AND SPECIALTY PRODUCTS COMPANY, a Wisconsin corporation

                              DEAN PUERTO RICO HOLDINGS, LLC, a Delaware limited liability company (formerly known as Suiza Dairy Corporation by change of name only)


                              DEAN SOCAL, LLC, a Delaware limited liability company (formerly known as Suiza SoCal, LLC by change of name only)

                              DEAN SOUTHEAST II, LLC, a Delaware limited liability company

                              DEAN SOUTHEAST, LLC, a Delaware limited liability company (formerly known as Suiza Southeast, LLC, by change of name only)

                              DEAN SOUTHWEST II, LLC, a Delaware limited liability company

                              Each of the above:
                              By:  _____________________________________
                              Name:  Cory Olson
                              Title: Authorized Agent

[Amended and Restated Credit Agreement - Dean Foods Company]

                              DEAN SOUTHWEST, LLC, a Delaware limited liability company (formerly known as Suiza Southwest, LLC, by change of name only)

                              DEAN SPECIALTY FOODS GROUP, LLC, a Delaware limited liability company

                              DEAN TRANSPORTATION, INC., an Ohio corporation

                              DIPS GP II, INC., a Delaware corporation

                              DIPS GP, INC., a Delaware corporation

                              DIPS LIMITED PARTNER II, a Delaware statutory trust (formerly known as DTMC, Inc.)

                              DIPS LIMITED PARTNER, a Delaware entity (formerly known as Dips LP, Inc.)

                              ELGIN BLENDERS, INCORPORATED, an Illinois corporation

                              FAIRMONT DAIRY, LLC, a Delaware limited liability company

                              GANDY'S DAIRIES, INC., a Texas corporation

                              HORIZON ORGANIC DAIRY, CALIFORNIA FARM, INC., a Delaware corporation

                              HORIZON ORGANIC DAIRY, IDAHO FARM, INC., a
                              Colorado corporation

                              HORIZON ORGANIC DAIRY, INC., a Colorado
                              corporation

                              HORIZON ORGANIC DAIRY, MARYLAND FARM, INC., a Colorado corporation

                              HORIZON ORGANIC HOLDING CORPORATION, a Delaware corporation

                              HORIZON ORGANIC INTERNATIONAL, INC., a Delaware corporation

                              INTERNATIONAL DAIRY HOLDINGS, LLC, a Delaware limited liability company

                              KOHLER MIX SPECIALTIES OF MINNESOTA, LLC, a
                              Delaware limited liability company (formerly known as M-Foods Dairy, LLC)

                              KOHLER MIX SPECIALTIES, LLC, a Delaware limited liability company (formerly known as M-Foods Dairy
                              TXCT)

                              LAND-O- SUN DAIRIES, LLC, a Delaware limited liability company

                              LIBERTY DAIRY COMPANY, a Michigan corporation

                              Each of the above:
                              By:  _____________________________________
                              Name:  Cory Olson
                              Title: Authorized Agent

[Amended and Restated Credit Agreement - Dean Foods Company]

                              LOUIS TRAUTH DAIRY, LLC, a Delaware limited liability company

                              MARATHON DAIRY INVESTMENT CORP., a Minnesota corporation

                              MAYFIELD DAIRY FARMS, INC., a Delaware corporation

                              MCARTHUR DAIRY, INC., a Florida corporation

                              MEADOW BROOK DAIRY COMPANY, a Pennsylvania corporation

                              MELODY FARMS, L.L.C., a Delaware limited liability company

                              MIDWEST ICE CREAM COMPANY, a Delaware corporation (formerly known as Dean Foods Ice Cream Company, by change of name only)

                              MODEL DAIRY, LLC, a Delaware limited liability company

                              MORNINGSTAR FOODS, LLC, a Delaware limited liability company

                              MORNINGSTAR SERVICES INC., a Delaware corporation

                              NEW ENGLAND DAIRIES, LLC, a Delaware limited liability company

                              PET O'FALLON, LLC, a Delaware limited liability company

                              PURITY DAIRIES, INCORPORATED, a Delaware corporation

                              REITER DAIRY OF AKRON, INC., an Ohio corporation (formerly known as Reiter Akron, Inc.)

                              REITER DAIRY OF SPRINGFIELD, LLC, a Delaware limited liability company (formerly known as Reiter Springfield, LLC)

                              ROBINSON DAIRY, LLC, a Delaware limited liability company

                              SCHENKEL'S ALL-STAR DAIRY, LLC, a Delaware limited liability company

                              SCHENKEL'S ALL-STAR DELIVERY, LLC, a Delaware limited liability company

                              SFG MANAGEMENT LIMITED LIABILITY COMPANY, a
                              Delaware limited liability company

                              SHENANDOAH'S PRIDE, LLC, a Delaware limited liability company

                              Each of the above:
                              By:  _____________________________________
                              Name:  Cory Olson
                              Title: Authorized Agent

[Amended and Restated Credit Agreement - Dean Foods Company]

                              SOUTHERN FOODS HOLDINGS, a Delaware statutory trust (formerly known as Southern Foods Holding Company, LLC)

                              SUIZA DAIRY GROUP HOLDINGS, INC., a Delaware corporation (formerly known as Preferred Holdings, Inc.)

                              SUIZA DAIRY GROUP, INC., a Delaware corporation (formerly known as Suiza Dairy Group, L.P.)

                              SULPHUR SPRINGS CULTURED SPECIALTIES, LLC, a
                              Delaware limited liability company

                              SWISS II, LLC, a Delaware limited liability company

                              SWISS PREMIUM DAIRY, INC., a Delaware corporation (formerly known as Wengert's Dairy, Inc.)

                              T.G. LEE FOODS, INC., a Florida corporation

                              TERRACE DAIRY, LLC, a Delaware limited liability company

                              TUSCAN/ LEHIGH DAIRIES, INC, a Delaware
                              corporation (formerly known as Tuscan/Lehigh
                              Dairies, L.P.)

                              VERIFINE DAIRY PRODUCTS CORPORATION OF SHEBOYGAN, INC., a Wisconsin corporation

                              WHITE WAVE, INC., a Colorado corporation

                              Each of the above:
                              By:  _____________________________________
                              Name:  Cory Olson
                              Title: Authorized Agent

[Amended and Restated Credit Agreement - Dean Foods Company]

                              DEAN SPECIALTY INTELLECTUAL PROPERTY SERVICES, L.P., a Delaware limited partnership

                              By:    DIPS GP II, INC., its general partner

                              By: ______________________________________
                              Name:  Cory Olson
                              Title: Authorized Agent

                              DEAN INTELLECTUAL PROPERTY SERVICES II, L.P., a Delaware limited partnership

                              By:    DIPS GP II, INC., its general partner

                              By: ______________________________________
                              Name:  Cory Olson
                              Title: Authorized Agent

                              DEAN INTELLECTUAL PROPERTY SERVICES, L.P., a
                              Delaware limited partnership

                              By:    DIPS GP, INC., its general partner

                              By: ______________________________________
                              Name:  Cory Olson
                              Title: Authorized Agent

                              SOUTHERN FOODS GROUP, L.P.,
                              a Delaware limited partnership

                              By: SFG MANAGEMENT LIMITED LIABILITY COMPANY, a Delaware limited liability company

                              By: ______________________________________
                              Name:  Cory Olson
                              Title: Authorized Agent

[Amended and Restated Credit Agreement - Dean Foods Company]

[Amended and Restated Credit Agreement - Dean Foods Company]

AGENTS AND LENDERS:           WACHOVIA BANK, NATIONAL ASSOCIATION,
                              in its capacity as Administrative Agent and individually in its capacity as a Lender

                              By: ______________________________________
                              Name:
                              Title:

[Amended and Restated Credit Agreement - Dean Foods Company]

                              BANK ONE, NA, in its capacity as Syndication Agent and individually in its capacity as a Lender

                              By: ______________________________________
                              Name:
                              Title:

[Amended and Restated Credit Agreement - Dean Foods Company]

                                            [ADDITIONAL LENDER SIGNATURE PAGES]

[Amended and Restated Credit Agreement - Dean Foods Company]